SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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WALTER INVESTMENT MANAGEMENT CORP.

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WALTER INVESTMENT MANAGEMENT CORP.

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April 7, 2011

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend the 2011 Annual Meeting of Stockholders of Walter Investment Management Corp. (the “Company”) which will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida on Tuesday, May 10, 2011, at 10:00 a.m. local time.

At the Annual Meeting, stockholders will be asked to:

(1) Elect two Class II directors whose terms will expire in 2014;

(2) Provide an advisory vote on the 2010 compensation of the Company’s named executive officers;

(3) Provide an advisory vote on the frequency with which an advisory vote on compensation for named executive officers should be submitted to stockholders (i.e., every one, two or three years);

(4) Amend and restate the Company’s 2009 Long-Term Incentive Award Plan by amending and replacing it with the 2011 Omnibus Incentive Award Plan;

(5) Ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2011 fiscal year; and

(6) Transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof.

On the following pages you will find the Notice of the Annual Meeting of Stockholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, management will be present at the Annual Meeting to answer any questions you might have.

I sincerely hope you will be able to attend the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY WHICH WILL INDICATE YOUR VOTE UPON THE VARIOUS MATTERS TO BE CONSIDERED. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

We thank you for your support and look forward to seeing you at the Annual Meeting.

Very truly yours,

Mark J. O’Brien
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 10, 2011
PROXY STATEMENT 2011 ANNUAL MEETING OF STOCKHOLDERS To Be Held May 10, 2011
INTRODUCTION
PROXIES AND VOTING AT THE MEETING
RECENT EVENTS
NOTE ON THE PRESENTATION IN THIS PROXY
MATTERS TO BE VOTED ON PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS
PROPOSAL 3 FREQUENCY OF STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 APPROVAL OF THE WALTER INVESTMENT MANAGEMENT CORP. 2011 OMNIBUS INCENTIVE PLAN
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
2010 Long Term Equity Awards
Summary Compensation Table
All Other Compensation
Grants of Plan Based Awards
Outstanding Equity Awards as of December 31, 2010
Equity Vesting Schedules
Option Exercises and Stock Vested
Potential Payments Upon Change in Control or Termination
Director Compensation Table
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SHAREHOLDER PROPOSALS
SOLICITATION COSTS
ANNUAL REPORT
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2011

To the Stockholders of Walter Investment Management Corp.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of the Stockholders of Walter Investment Management Corp., a Maryland corporation (the “Company”), will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida on Tuesday, May 10, 2011, at 10:00 a.m. local time, to consider and act on the following matters:

1. Election of the two Class II director nominees identified in the accompanying proxy statement to serve as members of the Board of Directors until their terms expire in 2014;

2. An advisory vote to approve the 2010 compensation paid to our named executive officers;

3. An advisory vote on whether future advisory votes to approve the compensation paid to our named executive officers shall be submitted to stockholders every one, two or three years;

4. Replacement and amendment of the Company’s 2009 Long-Term Incentive Award Plan with the 2011 Omnibus Incentive Award Plan;

5. Ratification and appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2011 fiscal year; and

6. Such other business as may properly come before the meeting or adjournment thereof.

Only stockholders of record at the close of business on March 31, 2011 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each stockholder is requested to execute and date the enclosed proxy and to return it without delay in the enclosed postage-paid envelope, even though he or she may presently intend to attend the Annual Meeting. Any stockholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

By Order of the Board of Directors

Stuart D. Boyd
Secretary

Tampa, Florida
April 7, 2011

WALTER INVESTMENT MANAGEMENT CORP.
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607

PROXY STATEMENT
2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2011

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Walter Investment Management Corp., a Maryland corporation (the “Company”), of proxies to be voted at the 2011 Annual Meeting of Stockholders to be held on Tuesday, May 10, 2011, at 10:00 a.m., local time (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida.

At the Annual Meeting, stockholders will be asked to consider and vote on (a) the election of two director nominees identified in this Proxy Statement to serve as members of the board of directors of the Company (the “Board” or the “Board of Directors”) as Class II directors until the expiration of their term in 2014; (b) approval of the 2010 compensation paid to our named executive officers (this is a non-binding advisory vote); (c) whether an advisory vote on compensation paid to our named executive officers shall be submitted to stockholders every one, two or three years (this is a non-binding advisory vote); (d) the replacement and amendment of our 2009 Long-Term Incentive Plan with the 2011 Omnibus Incentive Plan, (e) the approval and ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2011 fiscal year; and (f) such other business as may properly come before the meeting.

This Proxy Statement and the enclosed form of proxy are first being sent to stockholders, together with the Notice of Annual Meeting, on or about April 14, 2011.

Stockholders are urged to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROXIES AND VOTING AT THE MEETING

Record Date and Voting Rights

The Board of Directors has fixed the close of business on March 31, 2011 as the record date (the “Record Date”) for the determination of the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 25,801,900 shares of common stock, $0.01 par value per share (“Common Stock”), constituting the Company’s only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company’s outstanding shares of Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, only votes cast for a director will be counted for purposes of electing directors; and thus votes against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election.

Unless the Company’s charter or bylaws, or state law requires a greater number of votes, a majority of all votes cast at a meeting where a quorum is present is sufficient to approve any matter which properly comes before the meeting. Notwithstanding the foregoing, the shareholder votes on the frequency with which shareholders will vote on executive compensation and the vote on executive compensation are advisory only and are not binding on the Company.

In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum; but since they are neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any routine matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Under the rules adopted by the NYSE Amex (the “NYSE Amex Rules”), the election of directors, the approval of the compensation paid to our named executive officers, and the frequency of the vote on the compensation of our named executive officers are all considered to be non-routine matters and a broker may not vote on such matters without specific instruction from the customer for which the shares are held in street name. Without any such instruction, a broker non-vote will occur with respect to such shares. As noted above, inasmuch as under Maryland law directors are elected by a plurality of the votes cast at a meeting where a quorum is present, abstentions and broker non-votes have no impact on the outcome of the vote taken with respect to the election of directors or other matters requiring the approval of those casting a vote at the meeting, such as the proposals relating to the compensation paid to our named executive officers and the frequency of the vote on such approvals.

Voting and Revocation of Proxies

All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted:

•	FOR the election of the Board of Directors’ nominees as Class II directors,

•	FOR the approval of the 2010 executive compensation paid to our named executive officers,

•	FOR holding an advisory vote of stockholders on compensation paid to our named executive officers every year,

•	FOR the replacement and amendment of the 2009 Long-Term Incentive Plan with the 2011 Omnibus Incentive Plan, and

•	FOR approval and ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for 2011.

The Company is not aware of any matter to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Any stockholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company’s principal executive offices, located at the address set forth above.

RECENT EVENTS

On March 25, 2011, the Company entered into a Membership Interest Purchase Agreement with GTH LLC (the “Seller”) and GTCS Holdings LLC (“Green Tree”), whereby the Company will acquire all of the outstanding membership interests in Green Tree in a transaction valued at $1.065 billion (the “Green Tree Purchase”). Green Tree, based in St. Paul, Minnesota, is an independent, fee-based business services company which provides high-touch, third-party servicing of credit-sensitive consumer loans. Green Tree brings to the Company a high-growth platform, with long-standing relationships with a diverse, blue chip customer base, as well as a highly successful management team which averages 25 years of industry experience. Our Board of Directors has unanimously approved the transaction. In order to acquire the equity of Green Tree, repay existing Green Tree indebtedness and pay fees and expenses of the transaction, the Company will issue approximately 1.8 million shares of common stock to the Seller, assume approximately $20 million of existing Green Tree debt, and issue $765 million of new debt with the balance to be paid in cash. As a result of this transaction, the Company will no longer qualify as a REIT. The transaction is subject to receipt of governmental approvals, third-party consents and the satisfaction of other customary closing conditions. The transaction is not subject to a financing condition. Subject to the satisfactory completion of the conditions to closing, the Company expects to complete the transaction early in the third quarter of 2011.

The foregoing does not purport to be a complete description of the Green Tree Purchase. Stockholders are urged to review the investor presentation materials and press release set forth on a Form 8-K filed by the Company with the SEC on March 28, 2011 and the Membership Purchase Agreement and Debt Commitment Letter filed on a Form 8-K with the SEC on March 30, 2011.

NOTE ON THE PRESENTATION IN THIS PROXY

Our business, as it is conducted today, grew out of the April 17, 2009 reverse merger of Walter Investment Management L.L.C. (“WIM”) with Hanover Capital Mortgage Holdings, Inc. (“Hanover”), a publicly traded real estate investment trust (“REIT”) (the transaction by which the two companies joined being referred to as the “Merger”). WIM was previously a subsidiary of what is now known as Walter Energy, Inc. (“Walter Energy”) and was spun — off from Walter Energy in connection with the Merger. Although Hanover was the surviving legal entity in the Merger, as of the date of the Merger, the Company’s primary business became that of WIM and its predecessors; that business being a mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged residential loans, primarily in the southeastern United States. In addition, our Board of Directors was reconstituted and senior management restructured with most of our senior executives represented by former WIM employees. Further reflecting this restructuring, Hanover’s name was changed to Walter Investment Management Corp. In short, as of April 17, 2009, the Company became a new business operating through Hanover. In light of this fundamental and significant change to the business, that occurred three and a half months into 2009, except as specifically noted otherwise (a) there is no financial information presented for periods prior to April 17, 2009, and (b) the materials presented which relate to calendar year 2009 are representative of and for the period from April 17, 2009 through December 31, 2009.

MATTERS TO BE VOTED ON

PROPOSAL I
ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws and based on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors, our Board of Directors is presently comprised of seven directors; Mark O’Brien (Chairman), Steven Berrard, Ellyn Brown, Denmar Dixon, William Meurer, Shannon Smith and Michael Tokarz. The Board is divided into three classes that are as nearly equal in size as possible and are elected to staggered three-year terms. One class of directors is elected at each annual meeting of our stockholders for a term of three years. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal. The terms of the Board’s Class II directors, comprised of Messrs. Meurer and Tokarz, expire at the 2011 Annual Meeting. The terms of our Class III directors, Messrs. O’Brien and Smith, expire at the Company’s 2012 Annual Meeting of Stockholders and the terms of our Class I directors, Messrs. Berrard and Dixon and Ms. Brown, expire at the 2013 Annual Meeting of Stockholders.

The Board of Directors, on the recommendation of the Nominating Committee, has nominated William J. Meurer and Michael T. Tokarz to stand for re-election as Class II directors to serve until our 2014 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified. Both Messrs. Meurer and Tokarz have served as directors of the Company since April 17, 2009. Each nominee has consented to be named as a nominee and has indicated his intention to serve if elected. If either or both nominee for any reason should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies voted for such nominee will be voted for such other person as the Company’s Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available, or will prove unable to serve, if so elected.

It is important that Board members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board focused on the information provided in each of the Directors’ individual biographies set forth below, as well as their personal knowledge and experience in having previously worked with one another as members of the Company’s Board of Directors. Each nominee brings a strong and unique background and set of skills to the Board, which, combined with the backgrounds of our continuing directors, gives the Board as a whole competence and experience in a wide variety of areas, including: corporate governance and board service; executive management; banking and finance; private equity; residential real estate and home building; accounting; and Securities and Exchange Commission and other regulatory compliance. In addition, the Nominating Committee considered each nominee’s and continuing director’s (i) prior history with and involvement in the Company and it predecessors; (ii) ability to assist in overseeing the Company’s risk management and internal and disclosure controls, (iii) prior assistance with the strategic direction of the Company, (iv) roles in implementing the Company’s mission statement and strategic direction, and (v) ability to assist in the Company’s efforts to comply with its various governance requirements. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs. A complete description of the criteria for service and the review process for nomination to the Board is set forth in the Corporate Governance section of this Proxy under the heading “Director Qualifications and Review of Director Nominees.”

The information below provides information as of the date of this proxy statement about each nominee and continuing director. The information presented includes the name of each nominee and continuing director, along with his or her age, all positions held with the Company, term of office as a director, principal occupation or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented below also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Nominating Committee to conclude that he should serve as a director of the Company for the ensuing term, along with similar information on the continuing directors in order to provide stockholders with insight as to the complementary expertise of our Board members. The Board and the Nominating Committee have concluded that both of the nominees for election at the Annual Meeting are “independent” under the NYSE Amex rules (and continuing directors, Ms. Brown and Messrs. Berrard and Smith, also are considered to be independent directors), and the Nominating Committee further believes that both of the nominees and all five of the continuing directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, it is intended that the proxies received from shareholders will be voted FOR the election of the director nominees identified above.

Nominees for Class II Directors
(Terms Expiring in 2014)

William J. Meurer, age 67, has served as a director of the Company since April 2009. Prior to serving on the Company’s Board, he was elected to the Board of Managers of JWH Holding Company, LLC, a subsidiary of Walter Energy and parent of WIM (“JWHHC”), in anticipation of the spin-off of the Company’s business and subsequent merger with Hanover. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for LifeLink Foundation, Inc. and as a member of the board of directors of Sykes Enterprises, Incorporated and the Eagle Family of Funds.

Areas of Relevant Experience: Mr. Meurer has taken an active role in the Company’s business since his appointment to the Board of Managers of WIM’s parent in December 2008. He is a CPA and his extensive accounting and financial background qualifies him as an audit committee financial expert under applicable SEC rules and the requirements of the NYSE Amex for listed companies (referred to herein as an “audit committee financial expert”). With Mr. Smith and Mr. Berrard, the election of Mr. Meurer as a director would give the Company three individuals with the qualifications to serve as financial experts. Mr. Meurer has served as the Chairman of the Company’s Audit Committee since its inception and the Company has in the past, and will continue to benefit from his experience and leadership in this capacity.

Michael T. Tokarz, age 60, has served as a director of the Company since April 2009. Mr. Tokarz has been Chairman of Walter Energy’s board of directors since December 2006 and has been a director of Walter Energy since September 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of CNO Financial Group, Inc. (f/k/a Conseco, Inc.), IDEX Corporation, Mueller Water Products, Inc. and MVC Capital, Inc.

Areas of Relevant Experience: Having served on the Board of Directors of WIM’s former parent for over 20 years, Mr. Tokarz has more direct knowledge of the Company’s business than any other Board member. He also brings a wealth of experience of Board leadership and knowledge of capital markets. Mr. Tokarz has served as the Chairman of our Nominating and Corporate Governance Committee since its inception and the Company has in the past, and will continue to benefit from his experience and leadership in this capacity.

The Board of Directors recommends a vote FOR
the election of both nominees.

Directors Continuing in Office
Class III Directors
(Terms Expiring in 2012)

Mark J. O’Brien, age 68, has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2009. In March 2006, Mr. O’Brien was named Chairman and Chief Executive Officer of JWHHC, and, in February 2009, of WIM. He also served as a director of Walter Energy from 2005 until the Merger. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a family real estate investment and management firm, since September 2004. Mr. O’Brien served in various capacities at Pulte Homes, Inc. for 21 years, culminating in his appointment as President and Chief Executive Officer. He retired from that position in 2003. Mr. O’Brien is also a director of Mueller Water Products, Inc., a publicly traded spin-off from Walter Energies, and A. Duda & Sons, Inc., a privately held family agriculture and real estate firm. He also serves on the Board of Trustees for the Billfish Foundation, a not-for-profit entity dedicated to the worldwide management of billfish resources.

Areas of Relevant Experience: Mr. O’Brien has had a long history in the real estate development, investment and management businesses in general and the Company’s business in particular. While all of the Company’s Board members bring some form of generalized expertise to the Board’s management of the Company, Mr. O’Brien brings a wealth of knowledge as to the specific issues inherent in the Company’s business. Mr. O’Brien’s day-to-day leadership, as the Company’s Chief Executive Officer, provides him with intimate knowledge of our business and operations.

Shannon E. Smith, age 45, has served as a director of the Company since April 2009 and is currently serving as Director, Senior Vice President and Chief Operating Officer of American Land Lease, Inc., a real estate investment trust, and as a Managing Director of Green Courte Partners, LLC, a Chicago-based private equity real estate investment firm. Until the completion of its merger with GCP Sunshine Acquisition, Inc. on March 16, 2009, American Land Lease was listed on the NYSE. Mr. Smith joined American Land Lease, Inc. in October 2000 as Chief Accounting Officer and was appointed as its Chief Financial Officer in February 2001 and its Chief Operating Officer in July 2009. Mr. Smith served as its Chief Financial Officer until January of 2011. Mr. Smith was named a Managing Director of Green Courte Partners in May of 2009 and as a Director of American Land Lease in March 2010. Mr. Smith also served as the Secretary of American Land Lease, Inc. from July of 2002 until January of 2008. From March 1997 to October 2000, Mr. Smith served as Chief Financial Officer of Jemison-Demsey Holding Company, Jemison Industries and other entities controlled by Jemison Investment Company. Mr. Smith began his career with Ernst & Whinney as a certified public accountant.

Areas of Relevant Experience: Mr. Smith has a diverse background that is particularly suited to assisting in guiding the Company’s direction. As a CPA and the Chief Financial Officer of a public REIT for nine years, he brings an appreciation for and an understanding of the complex accounting issues facing the Company. He is an active member of the Audit and Nominating Committees and he serves as the Chairman of the Compensation and Human Resources Committee. In addition, his extensive accounting and financial background also qualifies him as an audit committee financial expert. With Mr. Meurer and Mr. Berrard the Company has three individuals who are qualified as financial experts serving on its Audit Committee. As the Chief Financial Officer of a REIT previously listed on the NYSE he brings significant knowledge of both real estate investment and management (including, in particular, the complex issues relating to REITs), as well as reporting requirements and governance issues.

Class I Directors
(Terms Expiring in 2013)

Ellyn L. Brown, age 61, has served as a director of the Company since April 2009. She has practiced corporate and securities law, since 1996 as the president of Brown and Associates, a corporate law and consulting firm that provided operational, regulatory and governance guidance to financial services clients and other entities that operate in highly regulated environments until her retirement in 2010. She also has taught corporate and securities law at Villanova University School of Law and the University of Maryland School of Law. Ms. Brown has served as a director of NYSE Euronext, Inc. and its predecessors since 2005, and also is a member of the board of directors of NYSE Regulation, Inc., which oversees NYSE market regulation. In addition, she serves on the Board of Governors of the Financial Industry Regulatory Authority (“FINRA”), and the Board of Trustees of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and the Government Accounting Standards Board). Ms. Brown served as Maryland’s Securities Commissioner from 1987-1992, and later was a member of the boards of the National Association of Securities Dealers Regulation and the Certified Financial Planner Board of Standards.

Areas of Relevant Experience: Ms. Brown brings strong experience in securities law, financial regulatory reporting and compliance, and corporate governance to the Company’s Board. During her career, she has been a regulator and prosecutor of financial fraud, provided advice and counsel to a number of public companies, and served as a director of several entities that have grown and transformed significantly. This experience offers value to the Company’s Nominating and Corporate Governance Committee, as well as the Compensation and Human Resources and Audit Committees on which she serves.

Denmar J. Dixon, age 48 has served as a director of the Company since April 2009 and, on January 22, 2010 he became Vice Chairman and Executive Vice President of the Company. Prior to becoming an executive officer of the Company, he also had served as a member of our Board’s Audit Committee, Nominating and Corporate Governance Committee and as Chairman of the Compensation and Human Resources Committee (Mr. Dixon resigned from each of these committee positions immediately prior to his employment by the Company). Prior to serving on the Company’s Board, Mr. Dixon was elected to the Board of Managers of JWHHC (WIM’s predecessor) in anticipation of the spin-off of the Company’s business and subsequent merger with Hanover. From January 2008 to May 2008, Mr. Dixon was a private investor and in May 2008 he founded Blue Flame Capital, LLC, a consulting, financial advisory and investment firm. Mr. Dixon retired in January 2008 after 23 years with Banc of America Securities and its predecessors. At the time of his retirement, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries group. Mr. Dixon has significant experience in the General Industrial, Consumer and Business Services industries. During his career at Banc of America Securities, Mr. Dixon completed mergers and acquisitions, equity and debt capital raising and financial restructuring transactions totaling in excess of $75 billion.

Areas of Relevant Experience: Mr. Dixon has taken an active role in the Company’s business since his appointment to the Board of Managers of WIM’s parent in December 2008. As a director, he provided significant input into, and active involvement in the Company’s business activities and strategic planning. The Board of Directors has determined that it is a priority of the Company to prudently grow the business and Mr. Dixon has extensive business development, mergers and acquisitions, and capital markets/investment banking experience within the financial services industry that will help to guide that growth.

Steven R. Berrard, age 56, was appointed to fill a vacancy on the Company’s Board of Directors in March 2010. He was appointed to serve on the Board’s Compensation and Human Resources Committee in March of 2010 and the Audit Committee in May of 2010. Mr. Berrard has served on the Board of Directors of Swisher International, a publicly traded, industry leader in hygiene solutions and products since 2004 and he currently serves as Swisher’s Chief Executive Officer. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Prior to co-founding New River Capital Partners, Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation, Inc., the nation’s leading automotive retail company, from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, the world’s largest video store operator. Prior to his tenure with Blockbuster, Mr. Berrard served as President of Huizenga Holdings, Inc. and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Prior to joining Huizenga Holdings, Inc., Mr. Berrard was employed by Coopers & Lybrand from 1976 to 1981. In addition to serving on the Board of Swisher International, Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness. He has previously served on the Boards of Directors of Jamba, Inc., (2005 – 2009), Viacom, Inc., (1987 – 1996), Birmingham Steel (1999 – 2002), HealthSouth (2004 – 2006), and Boca Resorts, Inc. (1996 – 2004). Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

Areas of Relevant Experience: Mr. Berrard has a wealth of management experience and financial expertise that is beneficial in directing the Company. He has served in senior management and/or on the Boards of Directors of several prominent, publicly traded companies. In several instances he has led significant growth of the businesses he has managed; growth being a primary focus of the Company’s management group. In addition, Mr. Berrard has served as the Chairman of the audit committee of several boards of directors, and he meets the criteria to be qualified as an audit committee financial expert which, with Messrs. Smith and upon the election of Mr. Meurer, would give the Company three members of its Audit Committee who are so qualified.

There is no family relationship between any of the Company’s directors, nominees to serve as directors, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as a director.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
FOR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act” or the “Act”) was signed into law in July 2010. While the majority of the Dodd-Frank Act focuses on the regulation of financial institutions, the Act includes sections that address executive compensation and corporate governance at most U.S. publicly traded companies. One such provision is a requirement that public companies submit a nonbinding vote to stockholders on compensation for named executive officers of the Company at least once every three years (the so-called “say-on-pay”). Additionally, once every six years companies are required to submit a nonbinding vote to stockholders to determine whether the aforementioned advisory vote on compensation should occur every one, two, or three years (the “frequency vote”). This proposal addresses the former requirement. The frequency vote is addressed in Proposal 3.

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the compensation package of the Company’s Named Executive Officers (as identified in the Executive Compensation section of this Proxy Statement under the heading “Compensation Discussion and Analysis — Named Executive Officers” and referred to herein as the “NEOs”) is designed to act as both an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating against excessive risk. The Company’s executive compensation program promotes a performance-based culture and aligns the interests of stockholders and executives through variable, at-risk compensation. The program is also designed to attract and retain highly-talented executives who are critical to the successful implementation of the Company’s strategic plan. A significant portion of an executive officer’s overall compensation is performance based, in that it is dependent upon the achievement of pre-determined corporate and/or personal performance goals and strategic objectives. Stockholders are encouraged to read the CD&A, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The Compensation and Human Resources Committee (the “Compensation Committee”) regularly reviews best practices in corporate governance and executive compensation and in 2010 revised the Company’s policies and practices to eliminate tax reimbursement payments (known as “tax gross-ups”) on excise taxes that may become due upon the payment of severance under certain circumstances; as well as the payment of car allowances as a component of severance. Inasmuch as four of the Company’s named NEOs, Mark O’Brien, Charles Cauthen, Kim Perez, and Stuart Boyd had pre-existing employment contracts that provided for gross-up payments and car allowances, those contracts were re-negotiated in 2010 to eliminate both provisions. In addition, in light of the difficult global economic, employment and real estate market conditions that persisted throughout 2010, no Company employee eligible to receive an incentive bonus, including the Company’s senior executives, received a merit increase in base salary for 2010.

The say-on-pay vote gives stockholders the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the stockholders of Walter Investment Management Corp. approve, on an advisory basis, the compensation of the Named Executive Officers of the Company, as disclosed in the Compensation Discussion and Analysis and the tabular and narrative disclosures contained in this proxy statement.”

The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and the Compensation Committee will review the voting results and will consider the vote, as well as other communications from stockholders relating to our compensation practices and take them into account in future determinations concerning our executive compensation program.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our NEOs as described in the Executive Compensation section of this Proxy
Statement under the heading “Compensation Discussion and Analysis.”..

PROPOSAL 3
FREQUENCY OF STOCKHOLDER ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The advisory votes on executive compensation encourage transparency and accountability and the Company supports these provisions of the Dodd-Frank Act. The frequency vote allows for stockholders to express a preference for whether a vote on executive compensation should be held every one, two, or three years. We believe that, given the purpose of promoting transparency and accountability of management, stockholders should be provided with an annual opportunity to express their opinion on executive compensation; and for management to hear stockholders’ feedback. Therefore, the Board of Directors recommends that the vote on executive compensation be taken every year.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve that a non-binding advisory vote on compensation paid to the Company’s executives be held at each annual meeting of the Company’s stockholders.”

The enclosed proxy card gives you four choices: you can choose whether the frequency vote should be conducted every year, every two years or every three years, or you can ABSTAIN. Because the vote is advisory, it will not be binding upon the Board. The Board of Directors will take into account the outcome of the vote when determining when to hold the next stockholder vote on compensation.

The Board of Directors recommends that Stockholders vote for the approval, on an advisory basis, of an annual vote on the compensation of our NEOs.

PROPOSAL 4
APPROVAL OF THE WALTER INVESTMENT MANAGEMENT CORP.
2011 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the 2011 Omnibus Incentive Plan (the “2011 Plan”), which amends and restates our existing 2009 Long-Term Incentive Plan (the “2009 Plan”) to, among other things, (a) expand the opportunities for equity awards to non-employee directors from solely stock options to other forms of equity, including restricted stock and restricted stock units (“RSUs”), (b) increase the number of authorized shares of Common Stock reserved for issuance under the plan by 3,550,000, and (c) extend the term of the 2009 Plan to May 10, 2021. The 2011 Plan is intended to promote our long-term growth and profitability by providing us with tools to remain competitive in attracting, motivating and retaining highly qualified and skilled employees and non-employee directors that are essential to our long-term success.

Two of the primary motivations for amending and restating the 2009 Plan are to expand the opportunities for awards to non-employee directors and to increase the number of shares of stock authorized for issuance under the plan. The Board strongly believes that equity compensation is a very effective hiring and retention tool that provides incentive, rewards performance, promotes loyalty and aligns the interests of our stockholders with those of our employees, officers and directors. Under the 2009 Plan, non-employee directors can only be awarded stock options, whereas employees are offered a full range of equity award opportunities including restricted stock and RSUs. By limiting directors to the receipt of stock options alone, the plan limits the Company’s ability to align the interests of our directors with those of employees and stockholders. Moreover, under the current plan the Company has less flexibility in designing a competitive compensation package in order to attract and retain highly qualified individuals to serve on the Board. Expanding equity opportunities for non-employee directors to the same degree as already exists for employees will serve the purpose of aligning employees, stockholders and directors, and will ensure that the Company is best able to compete for the most qualified directors. The increase in shares by an additional 3,550,000 shares (resulting in a total of just under 5,000,000 shares being available for grants), with a maximum of 25% available for distribution as full value shares, will allow us to continue awarding equity based compensation, which is an increasingly important component of our overall compensation program. We believe the limitation on available full value shares will ensure that the majority of the equity awarded under the plan will be options which will align our management and directors with shareholders who value stock appreciation. The number of additional shares represents a reasonable amount of potential equity dilution over the stated 10-year term of the plan.

Upon review of the revisions suggested by the Company’s independent executive compensation consultant, Meridian Compensation Partners LLC and the recommendation of the Compensation Committee, the 2011 Plan was adopted by the Board on March 1, 2011. The 2011 Plan is subject to stockholder approval at the Annual Meeting. If the 2011 Plan is not approved at the Annual Meeting, no awards will be made under the 2011 Plan.

The following is a summary of the principal features of the 2011 Plan. The summary, however, does not purport to be a complete description of all of the provisions of the Plan and is subject in all respects to the actual plan document, a copy of which is attached hereto as Appendix A.

Summary of the 2011 Plan

Purpose.  The purpose of the 2011 Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by employees as well as non-employee directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and Board of Directors of the Company whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

Administration.  The 2011 Plan will be administered by the Compensation Committee, which, in accordance with the terms of the Charter of the Compensation Committee, shall consist solely of persons who are, at the time of their appointment, “non-employee directors” under Rule 16b-3(b)(3)(i) under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent that relief is sought under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “outside directors” under the rules under Section 162(m) of the Code, or, under the circumstances set forth in the 2011 by the Board. References below to the Compensation Committee include a reference to the Board for any periods in which the Board is administering the 2011 Plan. The acts of a majority of the members present at any meeting of the Compensation Committee at which a quorum is present, or acts approved in writing by the entire Compensation Committee, shall be the acts of the Compensation Committee for purposes of the 2011 Plan.

Subject to any express limitations set forth in the 2011 Plan, the Compensation Committee generally has the full and exclusive authority to, amongst other matters set forth in the Plan,

•	administer and interpret the 2011 Plan,

•	authorize the granting of awards,

•	approve or amend the form of award agreements to use under the Plan,

•	determine the eligibility of an employee, director or other eligible person to receive an award,

•	determine the number of shares of common stock to be covered by each award,

•	determine the terms, provisions and conditions of each award,

•	determine the fair market value of any shares awarded,

•	determine if any awards will provide for dividend equivalents, and

•	take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2011 Plan or the administration or interpretation thereof.

Eligibility and Types of Awards — General.  Eligibility for awards under the 2011 Plan will be determined by the Compensation Committee. Non-employee directors, directors, officers and employees of the Company and its subsidiaries, and other persons expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to the Company and its subsidiaries are eligible to be granted stock options (“Options”), restricted stock, restricted stock units (“RSUs”), dividend equivalent rights (“DERs”), stock appreciation rights (“SARs”), performance shares and other stock-based awards under the 2011 Plan.

Available Shares.  Subject to adjustment upon certain corporate transactions or events, there will be a maximum of 3,550,000 shares of common stock, plus the number of shares of common stock remaining in the 2009 Plan at the time of the shareholder vote on the 2011 Plan resulting in a total of just under than 5,000,000 shares of common stock available to be granted under the 2011 Plan. Such shares may be authorized and unissued shares or treasury shares or any combination of the foregoing, as may be determined from time to time by the Committee. Any of the authorized shares may be used for any type of award under the Plan, subject to a cap of 25% of the total shares available for award as full value shares, and any or all of the shares may be allocated to incentive stock options.

Annual Award Limits.  The maximum number of shares for which Options or SARs may be granted to any participant in any calendar year shall be 2,000,000 shares and the maximum number of shares that may be paid to any participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or other stock based awards, in each case that are performance-based compensation, shall be 2,000,000 shares determined as of the date of payout. The maximum aggregate amount that may be paid to any participant in any calendar year under an award of performance units, cash-based awards or any other award that is payable in cash, in each case that are performance-based compensation, shall be $5,000,000, determined as of the date of payout.

Term.  Unless the 2011 Plan is previously terminated by the Board, new awards may be granted under the 2011 Plan until the tenth anniversary of the date that such plan is approved by the Company’s stockholders.

Adjustments in Authorized Shares.  The Compensation Committee is empowered to substitute or adjust, as applicable, the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards in the event of any corporate event or transaction (including, a change in the shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, in order to prevent dilution or enlargement of participants’ rights under the Plan,; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

Stock Options.  Options may be granted in such number, and upon such terms, and at any time and from time to time as shall be determined by the Compensation Committee. Each grant of an Option shall specify whether the Option is in the form of a nonqualified stock option or an incentive stock option (“ISO”). The price for each grant of an Option shall be determined by the Compensation Committee; provided, however, the Option price must be at least equal to 100% of the fair market value of a share of Company stock as of the date of the grant. The term of an Option is determined by the Compensation Committee; provided, however, that no Option may be exercisable later than the tenth anniversary of the date of its grant. A participant must pay the Option price in order to receive a share of stock for such Option. The Option price is payable to the Company in accordance with one of the following methods: (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the Option price, (c) by a cashless (broker-assisted) exercise, (d) by any combination of (a), (b) and (c) or (e) any other method approved or accepted by the Compensation Committee.

An Option granted in the form of an ISO shall be subject to the following rules:

•	An ISO may only be granted to eligible employees.

•	An award agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

•	The Option price of an ISO shall be determined by the Compensation Committee; provided, however, the Option price must be at least equal 100% of the fair market value of a share as of the ISO’s grant date and in the case of 10% owners, the Option price may not be not less than 110% of the fair market value.

•	Any ISO granted to a participant shall be exercisable during his or her lifetime solely by such participant.

•	The period during which a participant may exercise an ISO shall not exceed ten years (five years in the case of a participant who is a 10% owner) from the date on which the ISO was granted.

•	In the event a Participant terminates employment due to death or disability, the participant (or, in the case of death, the person(s) beneficiary) shall have the right to exercise the participant’s ISO award during the period specified in the applicable award agreement solely to the extent the participant had the right to exercise the ISO on the date of his death or disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a participant terminates employment for reasons other than death or disability, the participant shall have the right to exercise the participant’s ISO during the period specified in the applicable award agreement solely to the extent the participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.

•	No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Stock Appreciation Rights.  SARs may be granted in such number, and upon such terms, as shall be determined by the Committee. The grant price for each grant of an SAR shall be determined by the Committee; provided, however, that the grant price must be at least equal to 100% of the fair market value of a share as of the grant date. The term of an SAR granted shall be determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth anniversary of the date of its grant. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Upon the proper exercise of an SAR, a participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) the excess of the fair market value of a share on the date of exercise over the Grant Price, and (b) the number of shares with respect to which the SAR is exercised. Payment shall be made in cash, shares or a combination thereof as provided for under the applicable award agreement.

Restricted Stock.  The Compensation Committee shall have authority to award up to 25% of the total shares as shares of restricted stock and other full value shares (e.g., RSUs and performance shares described below). Restricted stock will vest over such periods as the Compensation Committee shall determine at the time of grant and provide in the applicable award agreement. The Compensation Committee may impose other conditions on the award of restricted stock including, (a) a requirement that a participant pay a stipulated purchase price for each share of restricted stock, (b) restrictions based upon the achievement of specific performance goals, (c) time-based restrictions on vesting following the attainment of the performance goals, (d) time-based restrictions, or (e) restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded. A participant holding shares of restricted stock may, at the Compensation Committee’s discretion, be granted the right to exercise full voting rights with respect to those shares.

Restricted Stock Units.  Restricted stock units may be granted to participants in such number, and upon such terms, as determined by the Compensation Committee. A grant of restricted stock units does not represent the grant of shares but rather, a promise to deliver a corresponding number of shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable award agreement over the restriction period. Each grant of RSUs is subject to a restriction period that lapses upon the satisfaction of certain conditions and restrictions determined by the Compensation Committee. Examples of such conditions or restrictions include one or more of the following:

•	A requirement that a participant pay a stipulated purchase price for each RSU;

•	Restrictions based upon the achievement of specific performance goals;

•	Time-based restrictions;

•	Time-based restrictions on vesting following the attainment of the performance goals; and

•	Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

Unless otherwise elected by a participant or otherwise provided for in the award agreement, restricted stock units are settled on the date the RSUs vest. Settlement may be made in shares, cash or a combination thereof, as specified in the award agreement. Recipients of RSUs do not have voting rights with respect to the RSUs until settlement.

Performance Shares.  Performance shares may be granted to participants in such number, and upon such terms and at any time and from time to time as determined by the Compensation Committee. Each Performance share has an initial value equal to the fair market value of a share on the grant date. The Compensation Committee establishes performance goals in its discretion that, depending on the extent to which the performance goals are met over the specified performance period, determines the number of performance shares that will be paid to the participant. Notwithstanding the foregoing, the performance goals upon which the payment or vesting of an award to a “covered employee” (as defined in Section 162m of the Code) that is intended to qualify as performance-based compensation shall be limited to the following performance measures: allowance for loan losses and provision for loan losses; book value; cash flow (including, but not limited to, cash flow from financing activities, cash flow from investing activities and cash flow from operating activities); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA); economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); expenses/costs; gross or operating margins; gross or net revenues; interest income; market share; net interest income; net income; non-interest income (including premium income); operating income/profit; operational performance measures; pre-tax Income; profitability ratios; return measures (including return on assets, equity, investment, invested capital, share price); share price; strategic business objectives (including objective project milestones); transactions relating to acquisitions or divestitures; or working capital. After the applicable performance period has ended, the number of performance shares earned by the participant is determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination is made solely by the Compensation Committee. At the close of the applicable performance period, any earned performance shares in the form of cash or in shares or in a combination thereof is paid to the participant. Any shares paid to a participant may be subject to any restrictions deemed appropriate by the Compensation Committee.

Performance Units.  Performance units may be granted to participants in such number, upon such terms, and at such initial notional value, at any time and from time to time as shall be determined by the Compensation Committee. The Compensation Committee sets performance goals that, depending on the extent to which they are met over the specified performance period, will determine the number of performance units that will be settled and paid to the participant. At the close of the applicable performance period, any earned performance units in the form of cash or in Shares or in a combination thereof, as specified in a participant’s applicable award agreement. Any shares paid to a participant may be subject to any restrictions deemed appropriate by the Compensation Committee.

Dividend Equivalent Rights.  A DER is a right to receive, as specified by the Compensation Committee at the time of grant, an amount equal to the dividend distributions paid on a share of common stock. The Compensation Committee may grant dividend equivalents to a participant based on the dividends declared on shares that are subject to any award granted to the participant with such dividend equivalents credited to the participant as of the applicable dividend payment dates that occur during a period determined by the Compensation Committee. Such dividend equivalents shall be converted to and paid in cash or additional shares or awards by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee.

Other Stock-Based Awards and Cash-Based Awards.  The Compensation Committee may grant other stock-based awards not otherwise described by the terms of the Plan, including, the grant or offer for sale of unrestricted shares and the grant of deferred shares or deferred share units, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares. The Compensation Committee may also grant cash-based awards in such amounts and upon such terms as the Compensation Committee shall determine. Each cash-based award shall specify a payment amount or payment range as determined by the Compensation Committee. If the Committee exercises its discretion to establish performance goals, the value of cash-based awards that will be paid to the participant will depend on the extent to which such performance goals are met.

Termination of Employment.  The Compensation Committee determines the extent to which a participant shall vest in or forfeit an award following the participant’s termination of employment or directorship. With respect to an award that is in the form of an Option or SAR, the Compensation Committee shall determine the extent to which a participant shall have the right to exercise the Option or SAR following the participant’s termination of employment, or directorship.

Effect of a Change in Control.  Upon a change in control in the Company, (a) a participant’s then-outstanding Options and SARs immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period determined by the Compensation Committee; (b) a participant’s then-outstanding awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a participant to the Company shall become fully vested and shall be settled in cash, shares or a combination as provided for under the applicable award agreement as soon as practicable following such Change in Control; and (c) a participant’s then-outstanding awards, other than Options and SARs, that are subject to one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled in cash, shares or a combination as provided for under the applicable award agreement as soon as practicable following such change in control; notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

Amendment and Termination.  The Board may, from time to time, with respect to any shares at the time not issued, suspend, revise, amend or discontinue the 2011 Plan. The Board may amend the 2011 Plan as it shall deem advisable, except that no amendment may adversely affect a participant with respect to outstanding grants without the participant’s consent unless such amendments are in connection with compliance with applicable laws. The Board may not make any amendment in the 2011 Plan that would, if such amendment were not approved by the Company’s stockholders, cause the 2011 Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the requisite stockholders’ approval is obtained.

Material U.S. Federal Income Tax Consequences of the 2011 Plan

The following tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address state, local or other federal tax consequences, and such consequences could differ from those discussed below. All affected individuals should consult their own tax advisors if they wish any further details or have other questions.

Incentive Stock Options.  In general, neither the grant, the vesting nor the exercise of an ISO will result in taxable income to an Option holder or a deduction for the Company. To receive special tax treatment as an ISO under Section 422 of the Code for the shares acquired upon exercise of an ISO, an Option holder must neither dispose of the shares within two years after the ISO is granted nor within one year after the transfer of the shares to the Option holder pursuant to exercise of the Option. In addition, the Option holder must be an employee of the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the Option. Special rules apply in the case of the death of the Option holder. ISO treatment under the Code generally allows the sale of common stock received upon the exercise of an ISO to result in any gain being treated as a capital gain to the Option holder, but the Company will not be entitled to a tax deduction. The exercise of an ISO (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the Option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the common stock acquired on the date of the exercise of the Option over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income and included in the Option holder’s taxable income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company will generally be entitled to a deduction equal to the amount of such gain included by an Option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain due to the fact that the holding period rules noted above were not satisfied. Special tax rules may apply if exercise of the Option is permitted other than by cash payment of the exercise price.

Non-Qualified Stock Options.  We also may award options that do not qualify as ISOs. These non-qualified Options are referred to as NQSOs. No income will be recognized by an Option holder at the time of grant or vesting of an NQSO. Ordinary income will generally be recognized by an Option holder at the time an NQSO is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the Option holder with respect to the NQSO. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of an NQSO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any NQSO will be equal to the sum of the exercise price of the NQSO and the amount included in income with respect to the NQSO. Special tax rules may apply if exercise of the Option is permitted other than by cash payment of the exercise price.

Restricted Stock.  Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock. Restricted stock is subject to tax at ordinary income tax rates when it is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the common stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the common stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general, if a holder makes an 83(b) election (under Section 83(b) of the Code) within 30 days of the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the common stock were (A) not subject to a substantial risk of forfeiture, or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, (i) there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment and (ii) in the event of a forfeiture, the holder will generally not be entitled to a deduction or other tax loss in respect of amounts previously included in taxable income by virtue of the election.

RSUs.  RSUs have been designed with the intention that there will be no ordinary income tax consequences as a result of the granting of a RSU until the actual transfer is made with respect to the RSU. When the actual stock is transferred, the participant generally will recognize ordinary income, and the Company will generally be entitled to a deduction, equal to the fair market value of the Common Stock and cash, as applicable, received upon settlement.

Dividend Equivalent Rights.  There generally will be no tax consequences as a result of the award of a DER. When payment is made, the holder of the DER generally will recognize dividend income taxed at ordinary income rates, and the Company will be entitled to a deduction, equal to the amount received in respect of the DER.

Securities Exchange Act of 1934.  Additional special tax rules may apply to participants in the 2011 Omnibus Incentive Plan who are subject to the rules set forth in Section 16 of the Exchange Act.

2011 Plan Benefits

Future benefits under the 2011 Plan are not currently determinable. Although the Company anticipates that awards will be made to officers, employees and, non-employee directors under the 2011 Plan, no specific determinations have been made at this time regarding the timing, the recipients, or the size, type or other terms of individual awards.

The Board recommends a vote FOR the approval of the 2011 Omnibus Incentive Plan. Proxies solicited by the Board will be voted FOR this approval, unless otherwise instructed.

PROPOSAL 5
RATIFICATION OF APPOINTMENT
OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Company has retained the firm of Ernst & Young LLP, an independent registered certified public accounting firm (“Ernst & Young”), to be the Company’s auditors for the fiscal year ending December 31, 2011 and recommends that stockholders vote to ratify that appointment. Although submission of this matter to stockholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of Ernst & Young. Ratification of the appointment will require approval by a majority of the votes cast at the Annual Meeting, assuming a quorum is present.

For a discussion of audit and non-audit fees paid to Ernst & Young in 2009 and 2010 and a discussion of the Audit Committee’s “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor” please see the discussion of the Audit Committee set forth in the “Board Committee Membership and Meetings” section of this Proxy Statement.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders attending the meeting and to make a statement if they desire.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young as our independent registered certified public accounting firm for 2011.

CORPORATE GOVERNANCE

The Board of Directors

Pursuant to our Charter and Bylaws, and the Maryland General Corporation Law, the Board of Directors, which is elected by the stockholders, is responsible for the overall management of the business and affairs of the Company. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically reserved to the stockholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate polices, and for our overall performance and direction, but is not directly involved in our day-to-day operations. Board members keep informed of our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them by Company management and through discussions with our Chief Executive Officer and other executive officers. The Board conducts its business through meetings and actions taken by written consent in lieu of meetings. The Nominating Committee reviews annually the size and composition of the Board and recommends to the full Board, to the extent necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board, as a group, and contains at least the minimum number of independent directors required by applicable laws, regulations and NYSE Amex Rules.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and which outline the Board’s policies on a number of the Company’s corporate governance issues and procedures. These guidelines, which are posted on the Company’s website at www.walterinvestment.com, have embodied the practices of the Company since the merger of WIM with and into the Company on April 17, 2009 and include procedures designed to incorporate best corporate governance practices. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of the Company’s stockholders and to promote honesty and integrity throughout the Company. Portions of the Corporate Governance Guidelines, which are reviewed by the Nominating Committee and the Board on, at a minimum, an annual basis, are described below and are available as described herein.

Director Independence

Under our Corporate Governance Guidelines, a majority of our Board of Directors is required to be comprised of independent directors. In general, our Board of Directors determines independence on the basis of standards established by NYSE Amex, NYSE Amex Rules, and other facts and circumstances it considers relevant.

The NYSE Amex Rules provide that a director will not qualify as independent unless he or she is not an employee or an officer of the Company and the Board of Directors affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Subject to some exceptions, the NYSE Amex Rules generally provide that a director will not be independent if:

•	the director is, or in the past three years was, employed by the Company or any of its subsidiaries (other than prior employment as an interim executive officer which did not exceed one year);

•	the director or a member of the director’s immediate family has accepted any compensation from the Company of more than $120,000 during any period of twelve consecutive months within the preceding three years, other than:

-	for service as a director,

-	compensation paid to a member of the director’s immediate family who is an employee (not an executive officer) of the Company,

-	compensation for former service as an interim executive officer, so long as the interim employment did not exceed one year, or

-	benefits under a tax qualified retirement plan, or non-discretionary compensation;

•	the director has an immediate family member who is, or at any time during the past three years was employed as an executive officer of the Company;

•	the director or a member of the director’s immediate family is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company has made, or from which the Company has received, payments in an amount which, in any fiscal year during the past three years, exceeds the greater of 5% of the organization’s consolidated gross revenues for that year or $200,000;

•	the director or member of the director’s immediate family is, or at any time during the past three years has been, employed as an executive officer of another entity where any of the Company’s executive officers serve on the compensation committee of such other entity; or

•	the director or a member of the director’s immediate family is a current partner of the Company’s outside auditors or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at the time during any of the past three years.

Our Board of Directors and the Nominating Committee evaluates the relationships between each director (or his or her immediate family members and related interests) and the Company annually to determine compliance with the NYSE Amex Rules described above. Based on that review, the Board of Directors has affirmatively determined, upon the recommendation of the Nominating Committee, that every director, other than Messrs. O’Brien and Dixon, is independent under these standards. In addition, members of the Audit Committee must also meet the additional standards for audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002. Further, each member of the Compensation Committee meet the additional standards applicable to “outside directors” under Section 162(m) of the Internal Revenue Code and qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Director Qualifications and Review of Director Nominees

The Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of that goal, proposing the addition and/or the resignation of members for the purpose of ensuring that the Board is populated by sufficient individuals with appropriate skills. The Nominating Committee is also responsible for assessing all director candidates and recommending nominees to the Board. When evaluating nominees, the composition of the entire Board is taken into account including: the need for a majority of independent directors; the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of the Company and its stockholders, communities and employees. In evaluating individual director candidates, it is preferable that directors possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Nominating Committee also considers a number of other factors that are important to an individual’s qualifications to enhance the Board’s ability to manage and direct the affairs and business of the Company and best represent the interests of the Company and its stockholders, including: the knowledge, competency, strength of character, experience, candor, integrity, skills and judgment of each candidate; the alignment of each candidate’s knowledge and technical expertise with that of the other members of the Board of Directors as well as with the needs of the business; prior performance on the Company’s Board and other boards of directors; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s willingness and ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; and any other criteria established by the Board of Directors and any core competencies or technical expertise necessary to staff Board committees. Although the Company does not have a formal policy with respect to diversity, the Charter of the Nominating Committee provides, and the Board of Directors believes, that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills, is an important consideration when screening and evaluating candidates for nomination to the Board of Directors. The Nominating Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

Director Nomination Process

The Nominating Committee may identify director candidates through such means as: recommendations made by the Company’s independent directors, other Board members, management, business contacts, third party search firms retained by the Nominating Committee, and stockholders.

Stockholders may nominate persons for election as directors at an annual shareholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Bylaws. All shareholder nominees will be considered by the Nominating Committee in the same fashion and subject to the same criteria as nominees from identified through other sources. The Bylaws require, among other things, that advance written notice of a proposed nomination be given to the Secretary of the Company at the Company’s principal office no earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than thirty calendar days from the first anniversary date of the preceding year’s annual meeting, then a proposed nomination may be delivered not earlier than the 150th day prior to the date of such annual meeting, and not later than 5:00 p.m., Eastern Standard Time, on the later of (a) the 120th day prior to the date of such annual meeting, or (b) the tenth day following the day on which the public announcement of the meeting date is first made. Each such stockholder’s notice shall set forth all information relating to the nominee being proposed by the stockholder (“Stockholder Nominee”) that would need to be disclosed pursuant to the SEC’s proxy rules in connection with the solicitation of proxies for the election of the Stockholder Nominee as a director in an election contest (even if an election contest does not result) or would otherwise be required in connection with solicitation (including the Stockholder Nominee’s written consent to be named as a nominee in the proxy statement and to serve as a director if elected). The first anniversary of the date of the 2010 proxy statement is March 18, 2011. Therefore, written notice of stockholder nominees for consideration at the 2011 annual meeting of stockholders was to have been received between October 19, 2010 and November 18, 2010. No stockholders submitted nominees or matters for consideration at the 2011 Annual Meeting.

For a discussion of the time periods within which nominations or any other matters may be brought forth at the 2012 Annual Meeting of Stockholders, please see the section of this Proxy Statement set forth under the heading “Shareholder Proposals.”

Board Leadership Structure and Role in Risk Oversight

Chairman of the Board/Chief Executive.  The Board of Directors believes that Mr. O’Brien’s service as both Chairman of our Board of Directors and our Chief Executive Officer is in the best interests of the Company and its stockholders. Combining this role in a company of our size and relatively focused scope of business enables decisive leadership, ensures clear accountability and facilitates information flow between management and the Board, all of which are essential to effective governance. One of the primary responsibilities of the Board is to develop strategic direction at the Board level, while at the same time holding management accountable for the execution of the strategy once developed. Mr. O’Brien’s detailed and in-depth knowledge of the Company’s business and industry, operations, opportunities, and challenges places him in the best position to both guide and implement the direction of the Board. Moreover, the combined role allows for more productive meetings as Mr. O’Brien is best able to focus the Board on the most critical business issues.

Lead Director.  Given the small size of our Board, the focused nature of our business, the significant cooperation and communication between our directors, and the important role that our independent directors have in providing effective oversight of management through their roles on our Audit Committee, Compensation Committee and Nominating Committee, we do not believe that it is necessary or appropriate to designate a lead independent director. We believe all of our directors should be, and are fully engaged in the business and should serve in an equal capacity. The Board believes that this approach to board leadership appropriately and effectively complements the combined Chairman/CEO structure and helps to ensure proper risk oversight for the Company.

The Board’s Role in Risk Oversight.  The Board has an active role, both as a whole and at the committee level, in overseeing the management of the Company’s risk. The Board is responsible for establishing and reviewing the Company’s strategic direction and determining the acceptable risk tolerance of the Company, engaging management to implement its strategic plan within the approved risk tolerances, monitoring the effectiveness of and exercising oversight over management, the compensation of management, and the Company’s internal controls over financial reporting. Risk can take different forms, including operating risk, financial risk, risk related to the economy in general and the housing market and unemployment in particular, risks related to management succession, risk of fraud, and reputational risk. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee, and Nominating Committee. The Nominating Committee is responsible for establishing corporate governance procedures designed to effectively administer the Board’s strategic planning and oversight duties, including an annual evaluation of the Board’s leadership structure, along with risks associated with the independence of the Board members and potential conflicts of interest. The Audit Committee supports the Board’s risk oversight functions through its review of the Company’s internal controls over financial reporting, periodic review of fraud risks identified by management, and the Company’s financial statements and their preparation; as well as its oversight of the Company’s Code of Conduct and the administration of the Company’s whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives and the appropriate impact that the Company’s compensation policies should have on risk. Because all of these committees are comprised solely of independent directors, our independent directors have a significant role in the Board’s risk oversight function. As part of the oversight process, each committee receives reports from members of senior management on areas of material risk to the Company that are under the purview of that committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. See “Board Committee Membership and Meetings” for further discussion of the roles, responsibilities and inter-relationships of the Board Committees.

Executive Sessions of the Board

As provided in the Corporate Governance Guidelines, the independent directors of the Company meet in executive session following each meeting of the Board of Directors. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants to participate in executive session meetings. To the extent any specific issues surface, or it is appropriate to provide feedback to management following an executive session, one of the independent directors acts as a liaison with the Chairman to convey information or coordinate action with management.

Board Attendance and Annual Meeting Policy

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. There were nine meetings of the Board of Directors during 2010. Each member of the Board of Directors attended at least 75% of the meetings of the Board and the Board committees on which the director served and for which they were eligible to participate. One member resigned in February, 2010 and therefore only attended one meeting. Mr. Berrard was appointed and subsequently elected by the stockholders to fill this vacancy. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

All of the current members of the Board of Directors attended the 2010 Annual Meeting of Stockholders and it is anticipated that they will all attend the 2011 Annual Meeting of Stockholders. A regular meeting of the Board of Directors is scheduled in conjunction with the 2011 Annual Meeting of Stockholders.

Communications with Directors

The Board of Directors has established a process for stockholders and other interested parties to communicate with any independent director or with non-management directors as a group. Such individuals may send a communication in care of the Company’s Secretary at the Company’s headquarters address. If the communication is specifically marked as a private communication for the Board of Directors, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Board Committee Membership and Meetings

The Board of Directors has established three primary committees to assist it in fulfilling its responsibilities:

•	The Audit Committee,

•	The Compensation and Human Resources Committee, and

•	The Nominating and Corporate Governance Committee.

Members of each of these committees are nominated by the Nominating Committee and are appointed annually at the meeting of the Board of Directors following the annual meeting of stockholders. Each of these committees is composed entirely of independent directors and operates under a charter approved by the Board of Directors which sets out the purposes and responsibilities of the committee. These committees annually review and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. Information with respect to each of these committees is provided below.

Audit Committee

Our Audit Committee consists of four directors (William Meurer, Steven Berrard, Ellyn Brown and Shannon Smith). All of the Audit Committee members are independent under the NYSE Amex Rules and other SEC rules and regulations applicable to audit committees; and all but Ms. Brown possess the qualifications of an “audit committee financial expert,” as that term is defined by applicable SEC regulations. William Meurer serves as the Chairman of the Audit Committee and has been designated as the Audit Committee financial expert. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s duties and responsibilities are set forth in the Audit Committee’s Charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	serving as an independent and objective party to monitor our financial reporting processes and internal control systems;

•	appointing, compensating, and overseeing the work of the independent registered certified public accounting firm employed by us (including the resolution of disagreements between management and the firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work (each such registered certified public accounting firm reports directly to the Audit Committee);

•	reviewing and appraising our internal auditing function;

•	providing an open avenue of communication among our independent registered certified public accounting firm, financial and senior management, those involved in our internal auditing function, and the Board of Directors;

•	reviewing, as necessary, the process and reports prepared by those involved in the Company’s internal auditing function and management’s responses;

•	pre-approval of all audit and permissible non-audit services and other services conducted by our independent registered certified public accounting firm;

•	meeting with our independent registered certified public accounting firm prior to the audit to discuss the planning and staffing of the audit;

•	periodically consulting with the Company’s independent registered certified public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements; and

•	preparing the Audit Committee report for inclusion in our proxy statement for our annual meetings.

As a part of its duties, the Audit Committee reviews with management and the independent registered certified public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to filing a report on Form 10-K or 10-Q with the SEC. The Audit Committee reviews annually the scope of the proposed internal and external audits, and also reviews the actual coverage of those activities. The Audit Committee also reviews annually, together with management, the independent registered certified public accounting firm and the contents and conclusions of the audited financial statements. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report.” The Audit Committee held six meetings during the 2010 fiscal year.

Audit Fees and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and December 31, 2009 by Ernst & Young LLP, the Company’s independent registered certified public accounting firm, for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered certified public accounting firm for those periods. Amounts in the table for periods prior to the consummation of the Merger on April 17, 2009 reflect amounts paid on behalf of WIM to Ernst & Young LLP.

	2010	2009

Audit fees(1)	$688,680	$817,625
Audit related fees(2)	$30,420	$114,220
All other fees(3)	$2,805	$750

Total Fees	$721,905	$932,595

(1)	This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in Form 10-K filings for the fiscal years 2010 and 2009, for reviews of the Company’s quarterly consolidated financial statements included in Form 10-Q filings during fiscal years 2010 and 2009 and for services that are normally provided by the independent registered certified public accounting firm such as audits required by statute and the issuance of consents and comfort letters related to registration statements for the relevant fiscal years.

(2)	This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for audits not required by statute.

(3)	All Other Fees consist of research tools and fees paid for continuing education seminars attended by Company personnel in fiscal years 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered certified public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered certified public accounting firm.

The Audit Committee determines the scope of the independent registered certified public accounting firm engagement and approves the fees and other compensation to be paid. On an annual basis, the Audit Committee reviews and discusses with the independent registered certified public accounting firm all significant relationships the firm has with the Company to determine the auditor’s independence. The Audit Committee also approves in advance, in accordance with guidelines established by the Audit Committee, each non-audit service, including tax services to be performed by the independent registered certified public accounting firm outside of its regular audit engagement. For purposes thereof, the term “non-audit services” means any professional services provided to the Company by a registered certified public accounting firm, other than those provided to the Company in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Company’s independent registered certified public accounting firm may not be engaged to perform any of the following services contemporaneously with the audit:

•	bookkeeping or other services related to the accounting records or financial statements of the Corporation;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment advisor, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other services that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

The Audit Committee approves in advance all auditing services (which may entail providing comfort letters in connection with securities underwriting) and permissible non-audit services to be provided to the Company by the Company’s independent registered certified public accounting firm; provided, however, that auditing services and permissible non-audit services authorized by management that are de minimis are deemed approved. The de minimis exception waives the pre-approval requirements for non-audit services provided that (1) all such services do not aggregate to more than 5% of total fees paid by the audit client to its accountant in the fiscal year when services are provided, (2) such services were not recognized as non-audit services at the time of the engagement, and (3) such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit by the audit committee or one or more designated representatives. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Compensation and Human Resources Committee

Our Compensation Committee consists of three independent directors (Shannon Smith, Ellyn Brown, and Steve Berrard). Shannon Smith serves as the Chairman of the Compensation Committee. The purpose of the Compensation Committee is to:

•	Discharge the responsibilities of the Board of Directors with respect to the Company’s compensation programs and compensation of designated key executives of the Company and its subsidiaries; and

•	Prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the SEC, the NYSE Amex and any other regulatory bodies.

The Compensation Committee responsibilities and duties are set forth in the Compensation Committee’s Charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	establishing and reviewing an overall compensation philosophy for the Company;

•	setting compensation for directors and designated key executives;

•	reviewing and approving corporate goals and objectives relevant to the CEO and other designated key executives;

•	reviewing and making recommendations to the Board of Directors with respect to our equity-based plans and programs, and overseeing management’s administration of those plans and programs;

•	reviewing and monitoring employee retirement, welfare and other benefit plans and programs;

•	selecting, retaining and/or replacing, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee;

•	recommending an executive succession plan to the Board of Directors on an as needed basis; and

•	preparing, when required under applicable rules, a report on executive compensation for inclusion in our proxy statement for our Annual Meeting.

The Compensation Committee held six meetings during the 2010 fiscal year.

Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as the Committee’s independent outside compensation consultant to provide services related to executive and non-employee director compensation. Other than assisting in executive compensation matters, Meridian did not provide any other services to the Company. The Committee’s primary objective in engaging Meridian was to obtain advice and feedback related to maintaining programs that provide competitive compensation opportunities for our executives. During 2010 these tasks included:

•	Providing input into the Compensation Committee’s decision making with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, shareholder interests, and relevant regulatory mandates.

•	Providing advice on the Company’s executive pay philosophy.

•	Updating and providing advice on the Company’s compensation peer group.

•	Providing incentive plan design advice, for both annual and various long-term incentive vehicles and other compensation and benefit programs that meet Company objectives.

•	Providing comprehensive competitive market studies as background against which the Compensation Committee could consider CEO and senior management base salary, annual bonus opportunity, long-term incentive awards, benefits, perquisites, and severance protections.

•	Providing consulting and competitive market data on director compensation matters.

•	Apprising the Compensation Committee about emerging best practices and changes in the regulatory and corporate governance environment.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Smith and Berrard and Ms. Brown. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any subsidiaries, nor did any of them have a relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act. In addition, during the last completed fiscal year, none of our executive officers have served a a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating Committee consists of three independent directors (Michael Tokarz, Ellyn Brown, and Shannon Smith). Michael Tokarz serves as chairman of the Nominating Committee. The purpose of the Nominating Committee is to:

•	Identify individuals qualified to become Company directors and present to the Board of Directors appropriate candidates for all directorships to be filled by the Board of Directors or by the shareholders;

•	Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

•	Otherwise take a leadership role in shaping the corporate governance of the Company.

The Nominating Committee responsibilities and duties are set forth in the Nominating Committee’s Charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	establishing criteria for the selection of new directors to serve on the Board of Directors;

•	identifying individuals believed to be qualified to become board members, and recommending to the Board nominees for election as directors;

•	recommending members of the Board of Directors to serve on the committees of the Board;

•	developing and recommending to the Board of Directors a set of corporate governance principles;

•	leading the Board in its annual self-evaluation.

The Nominating Committee held three meetings during the 2010 fiscal year.

Code of Conduct

The Board of Directors has adopted the Code of Conduct which applies to all of the Company’s and its subsidiaries’ respective directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Company is committed to the highest standards of professional and ethical conduct, and the Code of Conduct provides guidance in how to uphold these standards.

The Code of Conduct consists of basic standards of business practice as well as professional and personal conduct, including, prohibitions against any conduct or transactions that might constitute a conflict of interest between the employee and the Company. Any action that might constitute a conflict of interest is reviewed by Company management, and potential conflicts of executive officers or members of the Board of Directors are reviewed by the Board. The Code of Conduct is circulated annually to all employees who acknowledge in writing that that they have read and understand its terms.

Any amendments to, or waivers of the Code of Conduct (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the Company. A Corporate Ethics Committee consisting of our President and COO, Charles Cauthen, our Vice

President, Human Resources, Del Pulido and our Vice President, General Counsel and Secretary, Stuart Boyd has been charged with monitoring, overseeing, and reviewing compliance with the Code of Conduct. In addition, the Company has established a confidential Hotline for employees and others to provide any information on suspected violations of the Code of Conduct, or any other non-compliance with the law, regulations or Company policy. Messages left on the Company Hotline are provided directly to our General Counsel, Stuart Boyd, and the Chairman of our Audit Committee, William Meurer. The Code of Conduct and the confidential Hotline number are provided to all employees at the commencement of employment as well as annually, at which time employees acknowledge in writing their receipt and understanding of the Code and the availability of the Hotline.

Availability of Corporate Governance Documents

The full text of the Corporate Governance Guidelines, the Code of Conduct, and the charters of the Audit Committee, the Compensation Committee, and the Nominating Committee are all available on the Company’s website located at www.walterinvestment.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation programs offered to our Named Executive Officers, or NEOs, who are identified under the heading “Named Executive Officers” in this CD&A. The Compensation Committee of the Board, which is comprised solely of independent directors, is responsible for the administration of our compensation plans, policies and programs and for all decisions relating to the compensation of our principal executive officer, principal financial officer and our other executive officers. The Compensation Committee endeavors to ensure that the compensation paid to our executive officers is consistent with our overall philosophy on compensation, as well as market practices, and is empowered to obtain the advice of an independent compensation consultant and independent outside counsel to assist the Committee in carrying out its duties. This CD&A is intended to provide the Company’s stockholders with insight into the considerations the Compensation Committee and the Board have used and will use in establishing the Company’s compensation philosophy, overseeing the policies that result from that philosophy, and making decisions with respect to those policies, including changes to the policies when warranted.

Executive Summary

•	We believe in “pay-for-performance” and link components of our incentive compensation to the achievement of measurable performance goals. Cash incentive compensation supports our “pay-for-performance” compensation philosophy and rewards (or fails to reward if unwarranted) annual results. Long term equity-based compensation aims to focus our executives on long-term strategic goals, sustainable growth and performance. Our “pay-for-performance” compensation philosophy extends beyond our Named Executive Officers to all employees through the profit sharing component of our Retirement Savings Plan.

•	Our executive compensation program is designed to attract, motivate and retain top quality senior executives and to align the interests of these executives with those of our stockholders.

•	We provide our executive officers with total compensation consisting of (1) base salary, (2) an annual cash incentive opportunity tied to specified corporate and/or individual performance goals, (3) long-term equity based compensation, (4) retirement and severance benefits, and (5) other limited benefits. This is consistent with the approach taken by the majority of our peer group

•	All of our executive officers either had contracts that pre-dated the formation of the current Board or were entered into during 2010. The contracts that pre-dated the formation of the Board all contained provisions, including tax “gross-ups” and severance entitlements that are no longer considered best compensation practices. These contracts were amended and re-stated during 2010 to eliminate such provisions, and new contracts entered into during 2010 contain provisions that are consistent with these amended and re-stated contracts.

2010 Performance Results

•	Primarily because of the difficult national and global economic, employment and real estate market conditions that existed as we began 2010, no Company employee eligible to receive an incentive bonus, including the Company’s senior executives, received a merit increase in base salary for 2010.

•	Despite the continuation of an unprecedented economic downturn during 2010, the Company achieved the following notable results:

-	We exceeded our pre-tax corporate income target of $37 million by $1.35 million (3.6%).

-	The market price of our common stock increased from a closing price of $14.33 on December 31, 2009 to $17.94 on December 31, 2010 — an increase of 25%.

-	From our inception in April of 2009 through December 31, 2010, our stock price rose 180% versus 74% for our peer group and 56% for the NYSE Amex.

-	We paid a total of $2.00 per share ($0.50 per quarter) in dividends to stockholders, totaling $53.5 million in 2010.

-	Our total return to shareholders (combined stock appreciation and dividend) in 2010 was approximately 39%.

The Compensation Committee believes that these results are a direct reflection of the efforts of management to respond to difficult market conditions by effectively managing costs and optimizing performance. Stockholders are directed to the Company’s Current Report on Form 10-K, especially the section entitled “Management Discussion and Analysis of Results of Operations and Financial Conditions” for a complete review of our corporate performance in 2010.

•	Our Board determined in 2010 that growth of the business should be a primary focus of the management team. In furtherance of that goal, during 2010 the Company grew, and positioned itself for future growth by:

-	Adding nearly $110 million in new assets to our mortgage loan portfolio.

-	Raising $131.2 million of net proceeds to fund growth through the securitization of our mortgage assets – marking the Company’s return to the securitization market after nearly four years.

-	The acquisition of Marix Servicing LLC (“Marix”), a high-touch specialty mortgage servicer.

The Compensation Committee believes that the foregoing achievements were significant, especially considering it was the Company’s first full year of operation in its current form and in light of the current economic climate. The new assets acquired totaled more than the annual run-off in our portfolio from principal collections. The acquisition of Marix will contribute to sustainable growth for the business by (a) allowing us to expand our area of operations beyond our historical southeastern US footprint and thus increase opportunities for portfolio acquisitions, (b) increasing revenue from our core servicing business, and (c) adding complimentary revenue streams outside of our current lines of business. Our return to the securitization market was a significant achievement and may provide a cost effective source of funding for additional growth. As a result of the foregoing, which contributed to both short-term and long-term growth for the Company, incentive compensation payouts were above target for 2010.

•	We believe that neither our executive incentive plans, together with other aspects of our executive compensation program, nor any of our non-executive incentive plans create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Objectives.  We, through our executive compensation programs, seek to attract, motivate and retain top quality senior executives who are committed to our core values of excellence and integrity. The Compensation Committee’s fundamental philosophy is to closely align these compensation programs with the achievement of performance goals tied to our financial success, organizational development and the creation of stockholder value.

The Compensation Committee’s objectives in developing and administering the executive compensation programs are to:

•	Attract, retain and motivate a highly-skilled senior executive team that will contribute to the successful performance of the Company;

•	Align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	Provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	Support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•	Maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The Compensation Committee believes that it is important to create compensation programs that appropriately balance short-term, cash-based compensation with long-term, equity-based compensation. Our executive compensation program includes the following primary components:

•	Base salaries paid in cash which recognize the unique role and responsibilities of a position, as well as an individual’s performance in that role;

•	Annual cash awards which are meant to motivate and reward our short-term financial and operational performance, as well as individual performance; and

•	Long-term equity-based awards which are designed to support our objectives of aligning the interests of executive officers with those of our stockholders, promoting long-term performance and value creation, retaining executive officers and mitigating against long term risk for short term gain.

The Compensation Committee is committed to the ongoing review and evaluation of the executive compensation levels and programs. It is the Compensation Committee’s view that compensation decisions are complex and best made after a deliberate review of Company and individual performance, as well as industry compensation levels. Consistent with this view, the Compensation Committee regularly assesses our performance within the context of the industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position and role within the Company. In addition, the Compensation Committee benchmarks from time to time the total compensation provided to our executive officers to industry-based compensation practices. While it is the Compensation Committee’s goal to provide compensation opportunities that reflect Company and individual performance and that are competitive within industry standards, a specific target market position for executive officer pay levels has not been established.

Compensation Risk Considerations:

The Compensation Committee monitors the risks and rewards associated with our compensation programs and believes that our programs do not create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee designs our compensation programs with features that are intended to mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk- taking over the long term. With respect to the primary elements of our compensation programs, we use a number of practices to help mitigate unnecessary risk taking, including:

•	Annual base salaries for all employees, including our executive officers, are fixed in amount and determined or approved in advance by the Compensation Committee. The Company believes that the base salaries of our executive officers, reviewed against similar salaries at peer companies, are a sufficient component of total compensation to both encourage loyalty and to discourage excessive risk taking.

•	While annual cash incentive targets are contractual for all of our Named Executive Officers, the actual payout is tied to the achievement of personal and/or corporate performance goals that are subjectively determined and approved in advance by the Compensation Committee. To the extent that performance goals are not met, payouts are reduced against target, with the failure to meet a minimum threshold resulting in the payment of no incentive compensation. The maximum incentive compensation that any NEO can receive is capped, thus discouraging excessive short-term risk.

•	Our annual cash corporate incentive targets are based largely upon a single measure of profitability, corporate pre-tax income (“PTI”). PTI reflects the impact of revenue growth, expense control and capital costs which are important to the overall well-being of our Company. We also believe that the use of PTI as a bonus metric mitigates risk taking as compared to other metrics such as revenue growth, that may not directly impact profits attributable to our shareholders.

•	Long-term incentive compensation is determined or approved in advance by the Compensation Committee and typically vests over time and may be subject to achieving pre-stated performance goals over a number of years. The vesting period encourages loyalty and mitigates against short term risks which might jeopardize long-term rewards.

All of the foregoing compensation (other than earned base salary) is subject to forfeiture, in certain instances, upon termination of service, depending upon the timing or reason for the termination. We believe that our compensation programs are balanced, do not motivate or encourage unnecessary or excessive risk taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Named Executive Officers.

The Named Executive Officers (“NEO”) of the Company are our principal executive officer, principal financial officer and the next three most highly compensated executive officers as of December 31, 2010. The names, ages, and positions of our NEOs are:

Name	Age	Officers’ Positions with the Company

Mark J. O’Brien	68	Chairman and Chief Executive Officer
Charles E. Cauthen	52	President and Chief Operating Officer
Denmar J. Dixon	48	Vice Chairman and Executive Vice President
Kimberly A. Perez	44	Vice President, Chief Financial Officer and Treasurer
Stuart D. Boyd	55	Vice President, General Counsel and Secretary

Executive Management Changes During 2010. In January 2010, Denmar Dixon, who had been a non-employee, independent director of the Company, became a full time employee of the Company with the title of Vice-Chairman and Executive Vice President. Prior to becoming an employee, Mr. Dixon resigned as a member of the Board’s Audit, Compensation and Nominating Committees. Mr. Dixon had been the Chairman of the Compensation Committee and was replaced in that capacity by Mr. Smith. In connection with his hiring Mr. Dixon entered into an employment agreement with the Company, the terms and conditions of which were consistent in all material respects, with the contracts of other senior executives. At approximately the same time John Burchett, who had been a member of the Board of Directors and the Vice President, Business Development for the Company and the President of the Hanover Division, resigned both his management positions and his membership on the Board of Directors. Replacing Mr. Burchett on the Board of Directors was Steven Berrard, who was elected to the Board by the stockholders at the 2010 Annual Meeting of Stockholders. Mr. Dixon’s contract is described further under the Employment and Severance Agreements, Change-in-Control Protections, and Post-Termination Pay section of this Annual Proxy.

Setting Executive Compensation. Prior to, and as an inducement to remain with the Company after the Merger (See “Notes on the Presentation in This Proxy”), Messrs. O’Brien, Cauthen and Boyd, and Ms. Perez entered into employment agreements (“Executive Contracts”) with the Company’s predecessor which established certain parameters of these executives’ respective compensation. As detailed below, all of these contracts included minimum base salaries, and minimum non-equity and equity incentive targets which reflected, in part, risks inherent in joining what was essentially a new publicly traded company. Notwithstanding the fact that all of these contracts were entered into prior to the Merger, and thus prior to the current members of the Company’s Board of Directors joining the Board, during 2009 the Compensation Committee conducted a comprehensive review of our senior executive compensation practices in order to ensure that our executive compensation programs and policies are aligned with the goal of enhancing stockholder value through compensation practices that attract, motivate and retain key senior executives. As a part of that process, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a nationally-recognized compensation consulting firm to provide independent guidance and insight to the Compensation Committee on executive compensation matters, both generally in the marketplace and within our peer group;

and to provide recommendations regarding potential modifications to our senior executive compensation programs and policies (the “Meridian Review”).

The focus of the Compensation Committee’s review was to (i) align our executive compensation programs and policies with our financial performance and, accordingly, the creation of stockholder value, and (ii) competitively update the existing executive compensation programs and policies, including the Executive Contracts, to reflect current practices in the marketplace and best corporate governance practices. In conducting this review, the Compensation Committee examined all components of our compensation programs offered to the Named Executive Officers in office at that time, including, among other things, base salary, annual incentive bonus, equity and long-term compensation, and the dollar value to the executives (and the cost to us) of all perquisites and other personal benefits. As part of their review, the Compensation Committee also evaluated a comprehensive benchmarking analysis prepared by Meridian and established a peer group of 30 other companies with characteristics similar to ours (see table below). These characteristics included industry, revenue size and whether or not the companies were publicly traded. Meridian then compared our executive compensation practices to the compensation practices employed by those in this peer group.

2011 Peer Group(1)

Agree Realty Corp.	Annaly Capital Management, Inc.	Anworth Mortgage Asset Corp.
Arbor Realty Trust, Inc.	BRT Realty Trust	Capital Trust Inc.
Capitalsource Inc.	Caplease, Inc.	Capstead Mortgage Corp.
Care Investment Trust, Inc.	Consolidated Tomoka Land Co.	Cousins Properties, Inc.
Deerfield Capital Corp.	Dynex Capital Inc.	Gramercy Capital Corp.
iStar Financial, Inc.	Lexington Realty Trust	LTC Properties Inc.
MFA Financial, Inc.	Monmouth Real Estate Investment Corp.	National Retail Properties, Inc.
New York Mortgage Trust, Inc.	Northstar Realty	Ocwen Financial Corp.
One Liberty Properties Inc.	PHH Corp.	RAIT Financial Trust
Redwood Trust Inc.	Resource Capital Corp	Washington Real Estate Investment Trust

(1)	The peer group is evaluated periodically and revised, if appropriate to reflect organizational and business changes within the Company or the peer group.

Based on the analysis and findings of this comprehensive review, Meridian’s recommendations, and the corporate goals of the Company as specified by the Board of Directors, the Compensation Committee (a) established corporate financial and other corporate and individual performance targets against which to measure our executives’ performance, (b) designated the components of long term incentive equity awards, and (c) determined that it would be beneficial to modify the Executive Contracts then offered to the Named Executive Officers in order to eliminate certain practices that are no longer considered appropriate for executive management of publicly traded companies. In addition to implementing the policies and practices described herein, in 2010 the Compensation Committee suggested the amendment and restatement of the then-existing Executive Contracts; and further directed that all future employment agreements with any new executives conform to the revised policies and practices. Each of our officers that had Executive Contracts agreed to enter into such amended and restated Executive Contracts which eliminated (a) all “gross-ups” for taxes relating to any severance payments, and (b) the payment of car allowances as a component of severance.

The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

Additional information with respect to the Executive Contracts can be found under “Employment Agreements, Change-in-Control Protections, and Post-Termination Pay” in this Executive Compensation section of this Proxy Statement.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all compensation decisions related to the Named Executive Officers. Decisions regarding the compensation of Mr. O’Brien, our Chairman and Chief Executive Officer, are made independently by the Compensation Committee. Decisions regarding the compensation of Mr. Cauthen, our President and Chief Operating Officer, and Mr. Dixon, our Executive Vice President, are made by the Compensation Committee in consultation with Mr. O’Brien. When making compensation decisions for the other Named Executive Officers, the Compensation Committee seeks and considers the advice and counsel of Messrs. O’Brien and Cauthen given their direct day-to-day working relationship with these senior executives. Taking this feedback, along with the results of bench-marking amongst our peer group performed by Meridian into consideration, the Compensation Committee engages in discussions and makes final determinations related to compensation paid to the Named Executive Officers.

Elements of Executive Compensation. The key elements of our executive compensation program are:

•	Base salary;

•	Non-equity incentive compensation;

•	Equity grants;

•	Perquisites and other benefits.

Base Salary

The Compensation Committee believes that it is necessary to provide a competitive base salary to senior executive officers to provide them with a level of security which will promote stability and facilitate the implementation of the Company’s business plan and the promotion of its core values. Base salaries are based on each executive’s level of responsibility, prior experience and breadth of knowledge, as well as external pay practices. The salary of each Named Executive Officer was contractually agreed upon, and is subject to annual increase (but not decrease) by our Compensation Committee. Despite the Company having met a number of its performance targets in 2009, due to the severity and inherent uncertainties of the economic downturn, no increases to salaries were granted to any of the Named Executive Officers for 2010. The Compensation Committee believes that the annual base salary paid in 2010 to each of the Named Executive Officers reflected the scope of the role and responsibilities of the applicable position, individual performance and experience and competitive market practices. Increases were granted to our NEOs by the Compensation Committee for 2011.

The base salaries for the Named Executive Officers for 2010 and 2011 are set forth in the following table:

	2010	2011
Named Executive Officer	Base Salary	Base Salary

Mark O’Brien	$500,000	$515,000
Charles Cauthen	$400,000	$412,000
Denmar Dixon	$398,000 (1)	$409,940
Kim Perez	$236,010	$250,000
Stuart Boyd	$275,000	$285,000

(1)	This table shows Mr. Dixon’s 2010 annual base salary as compared to the amount shown in the Summary Compensation Table which reflects the salary actually paid to Mr. Dixon from his hire date of January 22, 2010 through the end of the year which was $374,783.

Additional details on the NEOs’ base salary and other contractual terms and conditions of their employment or severance can be found in this Proxy Statement under the heading “Employment Agreement, Change-in-Control Protections, and Post-Termination Pay.”

Non-Equity Incentive

The Company annually establishes a Management Incentive Plan (“MIP”) pursuant to which certain individuals, including our Named Executive Officers, are eligible to receive non-equity incentive in the form of an annual bonus. Non-equity incentive, generally, is provided as a short-term incentive focused on the execution of the Company’s annual business plan. For 2010, the performance metric was corporate pre-tax income. The Compensation Committee may make changes in the relevant metrics from time to time, due to changing circumstances, including, changes to performance levels. Non-equity incentive compensation also provides a balance in risk taking between long-term incentive compensation and current results.

In the case of our Named Executive Officers, each has a contractually established target bonus which is stated as a percent of base salary. These target bonus amounts were set forth in employment contracts entered into prior to the Merger by all of our NEOs, other than Mr. Dixon. The contract terms and conditions were reviewed by Meridian in mid-2009 as part of a comprehensive review by the Compensation Committee of the Company’s executive compensation practices. This review included a benchmarking analysis prepared by Meridian that was a factor considered by the Compensation Committee in concluding that the contractual non-equity incentive target bonus opportunities were in line with those of the Company’s peer group. For 2010, Meridian advised that they would expect little, if any change from mid-2009 to 2010 that would warrant an additional review and the target bonuses for 2010 were left the same as for 2009. The Company would anticipate conducting additional benchmarking studies for future years as recommended by its consultant. For additional details on the Meridian’s review of our executive compensation practices, see the section entitled “Setting Executive Compensation” in this CD&A. The actual bonus paid, which may be more or less than the target bonus), is subject to the achievement of specific individual and corporate performance goals (with the exception of Mr. Boyd whose bonus for 2010 was tied only to corporate performance — for 2011 Mr. Boyd’s bonus will also include a personal performance component) recommended by the Compensation Committee and approved by the Board of Directors.

Under the 2010 MIP, if the non-equity compensation performance criteria were achieved then the participant would receive 100% of the participant’s targeted bonus amount. If a pre-established minimum threshold was not achieved for the corporate component of the bonus, then no non-equity incentive would be paid for that component of the bonus. The maximum payout that any NEO, other than Mr. O’Brien, could receive is capped at 200% of each participant’s target bonus (see table below). Mr. O’Brien’s bonus is capped at 150% of target. The Compensation Committee may, however, take into consideration matters affecting the Company’s ability to meet corporate performance targets which are beyond the executives’ control, including but not limited to adjustments to and deviations from the business plan taken at the direction of the Board. For 2010, there were no adjustments made to the Company’s performance targets. The ability of the Compensation Committee to make adjustments to the Company’s performance targets mitigates against the risk that participants and the Company will be unfairly affected, in a positive or a negative manner, by circumstances over which the executives have no control.

The corporate performance metric used for NEOs for the 2010 MIP was corporate pre-tax income (“PTI”). Corporate PTI was chosen because it is a significant metric for the short-term results of our business. PTI reflects the impact of revenue growth, expense control and capital costs which are important to the overall well-being of our Company. We also believe that the use of PTI as a bonus metric mitigates risk taking as compared to other metrics such as revenue growth that may not directly impact profits attributable to our shareholders.

At its February 2010 meeting the Compensation Committee established the target corporate PTI at $37 million for the 2010 MIP. If this target was met, each of the Named Executive Officers would receive 100% of their target bonus for the corporate PTI component of their non-equity incentive. If the actual corporate PTI was less than $33 million (the minimum threshold), there would be no bonus payout for this component of the executives’ bonus. The maximum bonus payout would be achieved at a corporate PTI of $41 million; i.e., if corporate PTI exceeded $41 million there would be no additional bonus payout above the capped amount. Similarly, at its March 1, 2011 meeting, the Compensation Committee established the target for 2011 PTI at $41 million. For PTI between $33 million and $41 million (for 2010) and $37 million and

$45 million (for 2011), the corporate PTI component of the respective bonus calculations would be adjusted in accordance with the following table:

				Payout as a Percent	Payout as a Percent
				of Target for all	of Target for
	2010		2011	NEOs except O’Brien	O’Brien
	Pre-Tax Income		Pre-Tax Income	(1)	(1)(2)

	<$	33M	<$ 37M	0%	0%
Threshold		$33M	$37M	50%	37.5%
		$34M	$38M	63%	47%
		$35M	$39M	75%	56%
		$36M	$40M	88%	66%
Target		$37M	$41M	100%	75%
		$38M	$42M	115%	86%
		$39M	$43M	130%	98%
		$40M	$44M	175%	131%
Maximum	>=$	41M	>=45M	200%	150%

(1)	Performance falling between two PTI amounts set forth in the table would be determined using straight line interpolation.

(2)	As provided in his employment contract, Mr. O’Brien’s payout opportunity is based on a percentage of base pay rather than a percentage of target.

It should be noted, however, that the PTI targets established for 2011 were based upon the Company’s current business and did not contemplate the Green Tree Purchase which, at the time of the Compensation Committee’s actions, was still under negotiation (see the discussion of “Recent Events” on page 3 of this Proxy Statement). In the event the Green Tree Purchase is consummated it is anticipated that the targets will be revised to reflect the combined businesses; however, if the Green Tree Purchase is not consummated, these targets will remain.

Actual corporate PTI for 2010 was $38.35 million which exceeded the targeted PTI of $37 million by $1.35 million and resulted in each of the Named Executive Officers being awarded 120.25% of the pre-tax income component of his or her target bonus.

In addition, in recognition of the leadership of the Company’s NEOs in driving the Company to achieve the accomplishments detailed below, the personal performance component of Mr. O’Brien’s and Ms. Perez’s bonuses were paid at 175% of target and those of Messrs. Cauthen and Dixon were paid at 150% of target.

The 2010 target and actual non-equity incentive bonuses for our NEOs are as follows:

			Target %
	Incentive		of Base	Amount of	% of Target	Non-Equity
NEO	Components		Salary	Target	Incentive Paid	Incentive Paid

Mark O’Brien	75	% PTI	100	$375,000	120.25	$450,938
	25	% Pers. Goals	100	$125,000	175	$218,750
Charles Cauthen	75	% PTI	100	$300,000	120.25	$360,750
	25	% Pers. Goals	100	$100,000	150	$150,000
Denmar Dixon	75	% PTI	100	$298,500	120.25	$358,946
	25	% Pers. Goals	100	$99,500	150	$149,250
Kimberly Perez	75	% PTI	60	$106,204	120.25	$127,711
	25	% Pers. Goals	60	$35,402	175	$61,953
Stuart Boyd	100	% PTI	50	$137,500	120.25	$165,344

Discretionary Bonus

In addition to the MIP, the Compensation Committee retains the ability to recognize efforts and successes of all employees that provide benefit to the Company but may not be captured in pre-tax income in the current year through the payment of discretionary bonuses. For 2010, the Compensation Committee considered the performance by the Company in its first full year of operations separate from its parent and other factors, including the following:

•	Total return to shareholders was approximately 39%, including the payment of $53.5 million in dividends. See chart below.

•	The pre-tax corporate income target of $38.35 million exceeded our target of $37 million by 3.6%.

•	Completing the securitization of the Company’s unencumbered mortgage assets, resulting in $131.2 million of net proceeds. Of special note is that the structure of the securitization provides for pro rata payments to the Company; we believe this structure is the first achieved in the public market since 2006. This achievement marked the return to the securitization market after approximately four years and provides capital for future growth.

•	The acquisition of Marix Servicing LLC (“Marix”), a high-touch specialty mortgage servicer, which expands our market footprint.

•	Establishing a new business function that delivered new mortgage assets at a volume that exceeded the run-off from principal payments received on our mortgage loan assets.

Price of Common Stock vs. Peer Group

	Period Ending
	Apr	Dec	Dec
	2009	2009	2010

Walter Investment Management Corp.	$100.00	$199.67	$280.90
NYSE Amex	$100.00	$128.83	$155.89
2011 Peer Group	$100.00	$131.67	$174.43

As reflected in the foregoing chart, our stock price has increased since our inception a total of 180% compared with a 74% increase for our peer group and 56% for the NYSE Amex as a whole. For 2010, our stock price increased by 41% versus 32% for our peer group and 21% for the NYSE Amex. In both instances, our stock price performance has exceeded that of both our peers and the NYSE Amex as a whole.

As a result of these, and other accomplishments during 2010, the first full year of the Company’s operation in its current form, the Compensation Committee determined to provide an additional bonus to all participants in the 2010 MIP, including the NEOs, of approximately 21% of each participant’s target for the corporate performance component of his or her bonus. The following payments were made to our NEOs:

NEO	Discretionary Bonus

Mark O’Brien	$79,000
Charles Cauthen	$64,000
Denmar Dixon	$63,000
Kimberly Perez	$23,000
Stuart Boyd	$29,000

Additional details on the NEOs’ annual incentive payments and other contractual terms and conditions of their employment can be found in this Annual Proxy under the heading “Employment Agreement, Change-in-Control Protections, and Post-Termination Pay.”

Long-Term Incentive Restricted Stock Unit and Stock Option Awards

The Compensation Committee believes that equity-based incentives which vest over time are an effective means of promoting loyalty and motivating and rewarding long term Company performance and value creation. Long-term incentives discourage long term risks over short term gains and thus serve as a hedge against those who might seek to maximize short term, non-equity incentive. Named Executive Officers, as well as certain other Company executives, are eligible to receive annual, long-term incentive awards consisting of stock options and/or RSU under the Company’s 2009 Plan. If approved by the Company’s shareholders, employees will, in the future receive shares under the 2011 Plan. Dividend equivalents may be paid on both RSUs and options at the discretion of the Compensation Committee. Historically, the Compensation Committee has paid dividend equivalents on RSUs but not on stock options. The award of long term stock options and RSUs focuses executives and other participants on the creation of stockholder value over the long-term, aligns the interests of management with those of stockholders, and encourages equity ownership in the Company.

Stock Options.  Stock options align management with stockholders who are seeking stock value appreciation. Stock options are granted at an option exercise price equal to the fair market value of the Company’s common stock on the date of the grant (determined as the average of the high and low selling prices of the Company’s stock on the grant date). Accordingly, stock options have value to the recipient only if the stock price appreciates in value from the date that the options are granted.

Restricted Stock Units.  RSUs, which pay dividend equivalents, align management with stockholders who value the payment of dividends since the executives receive no more or less than stockholders until such time as the restrictions on the RSUs lapse and the RSUs are exchanged for shares of Company stock. RSUs granted in 2010 vest one third per year over three years; however, they are not settled and exchanged for shares of Company stock until the third anniversary of the grant date (i.e., vested RSUs cannot be lost unless the holder is terminated for cause, but they are not exchanged for shares until the settlement date). And, as with stock options, by vesting RSU’s over time, the Company promotes loyalty amongst its executives, and discourages the taking of long term risks over short terms gains.

For 2010 the NEOs received the long term equity awards set forth in the table below. The mix of the awards (i.e., the amount to be paid in RSUs and the amount to be paid in stock options) and the methodology for determining the economic value was determined by the Compensation Committee with the assistance of the Company’s compensation consultant. For 2010, NEO long-term incentives were divided 75% RSU’s and 25% options, with the RSU’s providing for the payment of dividend equivalents. The exercise price for the stock options is equal to the average of the high and the low market price of the Company’s stock on the day of the grant. The options vest in three equal installments on the first, second and third anniversaries of the awards and expire on the tenth anniversary of the grant date. The RSU’s vest in three equal installments on the first, second and third anniversary of the award of the RSU’s, however, the RSUs are not settled and exchanged for Company stock until the third anniversary of the grant date.

2010 Long Term Equity Awards

NEO	No. RSUs		No. Options

O’Brien	35,404		41,778
Cauthen	23,792		28,075
Dixon	110,000	(1)	90,000	(1)
	25,556	(2)	—
Perez	11,329		13,369
Boyd	8,497		10,027

(1)	Mr. Dixon received a grant of 110,000 RSUs and options to purchase 90,000 shares of Company stock at an exercise price of $14.29 in connection with his hiring as a full time employee in January, 2010.

(2)	Mr. Dixon received a minimum bonus of 25,556 RSUs which vested on the earlier of the payment of all other management bonuses or March 14, 2011 in connection with his hiring as a full-time employee in January, 2010.

No equity grants were made to the Named Executive Officers during 2010 other than those grants detailed above. The Compensation Committee will continue to evaluate the Named Executive Officer compensation programs and Company performance and retains the right to make future equity-based grants. The Compensation Committee expects that, from time to time, the elements of the compensation package for Named Executive Officers may change, including, the mix between restricted stock units and stock options.

Stock Ownership Guidelines.  We do not have stock ownership requirements for any executive or other employee or director.

All Other Compensation:

In general, it is the Company’s practice to provide limited perquisites and other benefits to the Named Executive Officers. The perquisites, which consist of auto allowances for all of the NEOs plus the payment in 2009 of a country club membership for Mr. O’Brien, are detailed in the “All Other Compensation” table, below. Our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other employees. Similarly, the Named Executive Officers are eligible to participate in our Retirement Savings Plan (“RSP”) a defined contribution plan subject to the ERISA Act of 1974. The RSP is a participant directed tax-qualified plan in which participating employees can contribute a portion of his or her salary on a pre-tax basis up to a maximum amount as set by the Internal Revenue Service. For 2010, the maximum pre-tax contribution by an employee into the RSP was $16,500, except for certain catch-up contributions permitted for participants who are age 50 or older (an additional $5,500). The Company has designated the RSP to be a “401(k) safe harbor plan” whereby the Company matches dollar for dollar the first 4% of the employees’ eligible compensation (base salary and over time pay) contributed on a pre-tax basis. Employee contributions and safe harbor matching contributions are immediately vested. The Company also may make a discretionary profit sharing contribution in any given year for eligible employees who have satisfied one year of service. For 2010, the discretionary profit sharing contribution was a percentage of base pay with a minimum of 2% up to a maximum of 8% based on corporate pre-tax income achieved. Vesting of the discretionary profit sharing portion of the RSP occurs ratably over an employee’s first five years of service. Upon termination, the benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. The attributed costs of these benefits for the Named Executive Officers for the fiscal year ended December 31, 2010, are included in the Summary Compensation Table under the column entitled “All Other Compensation” and the related footnote.

As discussed above in this Compensation Discussion and Analysis, we have entered into employment agreements with each of the Named Executive Officers. These employment agreements are designed to promote stability and continuity of senior leadership. The employment agreements provide for severance benefits to be paid to the NEOs in the event of (a) death, disability or retirement (generally, payment of all unpaid salary to date, unused earned vacation, pro rata bonus for the year of termination and the vesting of unvested equity), (b) the Company’s termination of the NEO for other than cause (generally the same payments as described in (a) except that unvested equity does not automatically vest) plus the payment of either eighteen months (for Messrs. O’Brien, Cauthen and Dixon) or twelve months (for Ms. Perez and Mr. Boyd) salary, bonus and benefits continuation, or (c) termination by the NEO as a result of constructive termination (generally the same as for termination without cause, however, unvested equity will vest). Severance is provided in order to allow NEOs to focus on their respective duties without concern for the consequences of certain events that may be beyond their control. A more detailed description of the severance benefits for NEOs is provided under the section “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” of this Executive Compensation section of the Proxy Statement.

The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to Named Executive Officers in light of market practices and within the context of the total compensation program.

Compensation Committee Report

The Compensation Committee of the Board evaluates and establishes compensation for all of our employees and administers our 2009 Long-Term Incentive Plan, non-employee Directors’ compensation and other management incentive, benefit and perquisite programs. While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC. The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Shannon Smith, Chairman

Steven Berrard

Ellyn Brown

Summary Compensation

The following summary compensation table sets forth the total cash and non-cash compensation paid to or accrued for the Company’s Named Executive Officers during the period from April 19 through December 31, 2009 and all of 2010 (See “Note on the Presentation of this Proxy”). In addition, we provide supplemental tables as additional information for our stockholders. These additional tables are not intended as a substitute for the information presented in the Summary Compensation Table. The material terms of each NEO’s employment agreement follows the tables.

Summary Compensation Table

							Non-equity
					Restricted		Incentive
					Stock	Option	Plan		All Other
					Units	Awards	Compensation		Comp.
Name &	Year		Salary	Bonus	$	$	($)		$	Total
Principal Position(1)	(2)		$	$(3)	(4)(5)	(4)	(6)		(7)	$

Mark J. O’Brien	2010		500,000	79,000	509,286	132,608	669,688	(8)	45,270	1,935,852
Chairman of the Board	2009		354,167	0	850,412	171,196	593,750		44,080	2,013,605
and CEO
Charles E. Cauthen	2010		400,000	64,000	342,248	89,113	510,750	(9)	43,528	1,449,639
President and Chief Operating Officer	2009		283,333	0	566,941	114,131	297,500		32,028	1,293,933
Denmar J. Dixon	2010	(10)	374,783	63,000	1,937,095	266,598	110,196	(11)	18,301	2,769,973
Vice Chairman & Executive Vice President
Kimberly A. Perez	2010		236,010	23,000	162,968	42,434	189,665	(12)	37,758	691,835
Vice President, Chief	2009		167,174	0	318,901	64,199	141,606		30,664	722,544
Financial Officer and Treasurer
Stuart D. Boyd	2010		275,000	29,000	122,229	31,827	165,344	(13)	35,195	658,595
Vice President, General	2009		195,000	0	177,166	35,666	137,500		18,392	563,724
Counsel and Secretary

1.	The listed positions are those held as of December 31, 2010.

2.	The amounts reported for 2009 are for the period from April 15, 2009 through December 31, 2009. See “Note on the Presentation of This Proxy.”

3.	The amounts shown in this column reflect discretionary bonuses granted by the Compensation Committee. See additional discussion under the section entitled “Discretionary Bonuses” under the heading “Elements of Compensation.”

4.	The amounts in these columns reflect the amount of each NEO’s long term incentive award that was paid in grants of restricted stock units and stock options, respectively. For each of the NEOs the award was split between RSUs and stock options 75% RSU’s and 25% stock options. Each NEO’s award is established in dollars for which a corresponding number of RSU’s and options is determined using a proprietary model utilized by Meridian. The value of stock awards shown in this table is equal to the fair value at the date of the grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The value of the stock options was computed using the Black Scholes pricing model. The value established by Meridian may differ from the accounting expense. See Note 13 “Share-Based Compensation Plans” of the Notes to Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of the assumptions used by the company to calculate the values of the stock and stock option awards.

5.	The grant date fair value of the RSU’s, which was equal to the average of the high and the low share price of the stock on the grant date, reflects the payment of dividend equivalents on those RSUs until their vesting date.

6.	With the exception of Mr. Boyd, 75% of the non-equity incentive plan award was based upon the achievement of a corporate pre-tax income (“PTI”) target and the remaining 25% was awarded upon the achievement of individual goals established by the Compensation Committee. Mr. Boyd’s bonus was based 100% on the achievement of the PTI target.

7.	The amounts reported in this column reflect, for each NEO, the sum of (a) the incremental cost to the Company of all perquisites and other personal benefits, (b) the dollar value of life insurance premiums paid by the Company, and (c) matching contributions made by the Company to its 401(k) plan. The table below under the heading “All Other Compensation” sets forth the various components of the other compensation paid to each NEO.

8.	Mr. O’Brien had a target non-equity incentive award of 75% of his base salary ($375,000) based upon corporate PTI, plus a target of 25% of his base salary ($125,000) based upon the achievement of pre-established individual goals (see footnote (6), above). The Company exceeded its PTI target and therefore Mr. O’Brien received 120.25% of the corporate PTI component or $450,938. In addition, the Compensation Committee increased Mr. O’Brien’s individual award component to 175% (from 100%) of 25% of his base salary, resulting in an increase in the individual performance component of his total award from $125,000 to $218,750. Mr. O’Brien’s total non-equity incentive was the sum of these two components or $669,688. See additional discussion under sections entitled “Non-equity Incentive” under the heading “Elements of Compensation.”

9.	Mr. Cauthen had a target non-equity incentive award of 75% of his base salary ($300,000) based upon corporate PTI, plus a target of 25% of his base salary ($100,000) based upon the achievement of pre-established individual goals (see footnote (6), above). The Company exceeded its PTI target and therefore Mr. Cauthen received 120.25% of the corporate PTI component or $360,750. In addition, the Compensation Committee increased Mr. Cauthen’s individual award component to 150% (from 100%) of 25% of his base salary, resulting in an increase in the individual performance component of his total award from $100,000 to $150,000. Mr. Cauthen’s total non-equity incentive was the sum of these two components or $510,750. See additional discussion under sections entitled “Non-equity Incentive” under the heading “Elements of Compensation.”

10.	Mr. Dixon became a full-time employee of the Company effective January 25, 2010. Prior to this time Mr. Dixon served as a member of the Company’s Board of Directors. The compensation shown in this table is for the period from January 25, 2010 through December 31, 2010. His compensation as a member of the Board of Directors is shown in the Director Compensation Table.

11.	Mr. Dixon had a target non-equity incentive award of 75% of his base salary ($298,500) based upon corporate PTI, plus a target of 25% of his base salary ($99,500) based upon the achievement of pre-established individual goals (see footnote (6), above). The Company exceeded its PTI target and therefore Mr. Dixon received 120.25% of the corporate PTI component or $358,946. In addition, the Compensation Committee increased Mr. Dixon’s individual award component to 150% (from 100%) of 25% of his base salary, resulting in an increase in the individual performance component of his total award from $99,500 to $149,250. Mr. Dixon’s total non-equity incentive was the sum of these two components or $508,196. See additional discussion under sections entitled “Non-equity Incentive” under the heading “Elements of Compensation.” However, pursuant to his employment contract Mr. Dixon was granted 25,556 RSU’s at the time of his employment as a minimum guaranteed bonus, with the $398,000 value of these RSUs being offset against any bonus that he might be entitled to for 2010. As a result, the $508,196 bonus was reduced by $398,000 leaving $110,196 cash bonus shown in this table. See additional discussion in the section entitled “Denmar Dixon Employment Agreement” under the heading “Employment, Severance and Change of Control Agreements.

12.	Ms. Perez had a target non-equity incentive award of 60% of her base salary ($141,606) with 75% of this amount based upon corporate PTI ($106,204) and 25% ($35,402) based upon the achievement of pre-established individual goals (see footnote (6), above). The Company exceeded its PTI target and therefore Ms. Perez received 120.25% of the corporate PTI component or $127,711. In addition, the Compensation Committee increased Ms. Perez’s individual award component to 175% of 25% of her base salary, resulting in an increase in the individual performance component of her total award from $35,402 to $61,953.

Ms. Perez’s total non-equity incentive was the sum of these two components or $189,665. See additional discussion under sections entitled “Non-equity Incentive” under the heading “Elements of Compensation.”

13.	Mr. Boyd had a target non-equity incentive award of 50% of his base salary ($137,500) based upon corporate PTI (see footnote (6), above). The Company exceeded its PTI target and therefore Mr. Boyd received 120.25% of his target bonus or $165,344. See additional discussion under sections entitled “Non-equity Incentive” under the heading “Elements of Compensation.”

The following table sets forth the various components of all compensation set forth in the “All Other Compensation” column of the Summary Compensation Table, above:

All Other Compensation

		Perquisites
		and Other		Life	401(k)	Profit Sharing
	Year	Personal		Insurance &	Matching	Contributions to
Name	(1)	Benefits		LTD Premiums	Contributions	401(k) Plan	Total

Mark J. O’Brien	2010	$24,000	(2)	$1,301	$4,167	$15,803	$45,270
	2009	$27,700	(1)(2)(3)	$1,680	0	$14,700	$44,080
Charles E. Cauthen	2010	$17,250	(2)	$1,476	$9,000	$15,803	$43,528
	2009	$12,750	(1)(2)	$1,911	$2,667	$14,700	$32,028
Denmar Dixon	2010	$16,950	(2)	$1,351	0	0	$18,301
Kimberly A. Perez	2010	$12,000	(2)	$1,095	$9,440	$15,223	$37,758
	2009	$8,500	(1)(2)	$1,412	$7,035	$13,717	$30,664
Stuart Boyd	2010	$12,000	(2)	$1,184	$8,708	$10,414	$27,288
	2009	$8,500	(1)(2)	$1,184	$8,708	0	$18,392

(1)	Amounts shown for 2009 reflect the period from April 15 through December 31, 2009.

(2)	Auto allowance

(3)	Country club membership ($10,700)

Grants of Plan-Based Awards

The following table details the equity awards made to our NEOs during 2010. The equity awards were granted under, and subject to the terms of our 2009 Long-Term Incentive Plan. If approved by the shareholders at the 2011 Annual Meeting, these shares will be governed by the 2011 Omnibus Incentive Plan.

The table also shows the annual cash incentive compensation that could have been earned during 2010 based upon the achievement of performance goals under the Management Incentive Plan. The target cash incentive awards are based on a pre-determined percentage of each executive’s salary and are dependent upon corporate performance and/or personal performance. The maximum cash incentive award is equal to twice the amount of the target incentive award (the full range of possible payouts for the corporate performance component of each executive’s award is set forth in the table under the “Elements of Executive Compensation — Non-Equity Incentive” section of this Proxy Statement). The actual cash awards, which reflect corporate performance and, where a component of the recipient’s award their personal performance, were paid in March, 2011 and are reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation table.

Grants of Plan Based Awards

						All Other		All Other Option Awards
						Stock				Exercise
						Awards:		Number of		or Base	Closing	Grant Date
			Estimated Payouts Under Non-Equity			Number of		Securities		Price of	Market	Fair Value
			Incentive Plan Awards:			Shares of		Underlying		Option	Price on	of Stock
	Grant		Threshold	Target	Maximum	Stock or		Options		Awards	the Grant	and Option
NEO	Date		($)(1)	($)	($)(2)	Units(3)		(#)		($/Sh)(4)	Date	Awards(5)

O’Brien	1/4/10		—	—	—	35,404		—		—	—	$509,464
	1/4/10		—	—	—	—		41,778		$14.39	$14.68	$132,430
	2/25/10	(6)	$250,000	$500,000	$1,000,000	—		—		—	—	—
Cauthen	1/4/10		—	—	—	23,792						$342,367
	1/4/10		—	—	—	—		28,075		$14.39	$14.68	$88,994
	2/25/10	(6)	$200,000	$400,000	$800,000	—		—		—	—	—
Dixon	1/22/10		—	—	—	110,000	(7)	—		—	—	$1,571,000
	1/22/10		—	—	—	25,556	(7)	—		—	—	$365,195
	1/22/10		—	—	—	—		90,000	(7)	$14.29	$14.19	$266,598
	2/25/10		$199,000	$398,000	$796,000	—		—		—	—	—
Perez	1/4/10		—	—	—	11,329						$163,024
	1/4/10		—	—	—	—		13,369		$14.39	$14.68	$42,378
	2/25/10	(6)	$70,803	$141,606	$283,212	—		—		—	—	—
Boyd	1/4/10		—	—	—	8,497						$122,229
	1/4/10		—	—	—	—		10,027		$14.39	$14.68	$31,827
	2/25/10	(6)	$68,750	$137,500	$275,000	—		—		—	—	—

(1)	If minimum specified performance thresholds are not met then no non-equity incentive award is paid.

(2)	The Compensation Committee has discretion to increase this maximum. The CEO has discretion to increase the maximum (other than his own) up to an additional 10%.

(3)	All awards are of restricted stock units with restrictions that lapse at a future date (see table entitled Equity Vesting Schedules under Outstanding Equity).

(4)	The exercise price for all options was the average of the high and the low market prices on the date of the grant.

(5)	The value of option awards shown in this table is equal to the fair value at the date of the grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The value of the stock options was computed using the Black Scholes pricing model. See Note 13 “Share-Based Compensation Plans” of the Notes to Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of the assumptions used by the company to calculate the values of the stock and stock option awards.

(6)	All target and maximum amounts are contractually committed, however, the personal and/or corporate performance levels at which the targets attach were established by the Compensation Committee and confirmed by the Board at their respective meetings on February 25, 2010.

(7)	Mr. Dixon’s equity awards were made in connection with his signing on with the Company in January, 2010. For additional information on Mr. Dixon’s compensation see “Denmar Dixon Employment Agreement” under the heading “Employment Agreement, Change-in-Control Protections, and Post-Termination Pay.”

Outstanding Equity

The following table sets forth information regarding the outstanding equity-based awards held by each of the Named Executive Officers as of December 31, 2010.

Outstanding Equity Awards as of December 31, 2010

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options
			Number of			Number of		Market Value
		Number of	Securities			Shares or		of Shares or
		Securities	Underlying			Units of		Units of
		Underlying	Unexercised			Stock that		Stock that
		Unexercised	Options (#)	Option	Option	have not		have not
		Options	Unexercisable	Exercise	Expiration	Vested		Vested
NEO	Grant Date	Exercisable (#)	(1)	Price ($)	Date	(#)(1)		(#)(2)

Mark J. O’Brien	6/23/05	8,758	—	6.99	6/23/15	—		—
	4/28/06	8,758	—	10.11	4/28/16	—		—
	1/31/07	18,417	—	8.32	1/31/17	—		—
	2/27/08	12,803	6,401	15.81	2/27/18	5,504		98,742
	4/20/09	—	—	—	—	513,909	(3)	9,219,527
	5/19/09	25,151	50,299	13.37	5/19/19	63,606	(4)	1,141,092
	1/4/10	—	41,778	14.39	1/4/20	35,404		635,148
Charles E. Cauthen	2/27/08	9,379	4,689	15.81	2/27/18	4,031		72,316
	4/20/09	—	—	—	—	171,234	(3)	3,071,938
	5/19/09	6,767	33,533	13.37	5/19/19	42,404	(5)	760,728
	1/4/10	—	28,075	14.39	1/4/20	23,792		426,828
Denmar J. Dixon	4/20/09	2,778	5,555	7.67	4/20/19	—		—
	4/29/09	—	—	—	—	3,078		55,219
	1/22/10	—	90,000	14.29	1/22/20	135,556		2,431,875
Kimberly A. Perez	1/31/07	1,473	—	8.32	1/31/17	—		—
	2/27/08	1,876	938	15.81	2/27/18	—		—
	5/19/09	9,432	18,862	13.37	5/19/19	23,852	(6)	427,905
	1/4/10	—	13,369	14.39	1/4/20	11,329		203,242
Stuart D. Boyd	5/19/09	5,240	10,479	13.37	5/19/19	13,251	(7)	237,723
	1/4/10	—	10,027	14.39	1/4/20	8,497		152,436

(1)	Vesting of all equity in these columns is set forth in the “Equity Vesting Schedules,” below.

(2)	Based on a share price of $17.94 — the closing price of the Company’s stock on December 31, 2010.

(3)	RSUs granted to Messrs. O’Brien and Cauthen in connection with the merger of the WIM business into Hanover in April, 2009. These RSUs are vested, however, the restrictions on these shares do not lapse and the RSUs cannot be exchanged for Company stock until April 20, 2012, unless deferred to a later date.

(4)	Includes 21,202 RSUs which vested on May 19, 2010, however, the restrictions on the RSUs do not lapse and the RSUs cannot be exchanged for shares of stock until May 19, 2012.

(5)	Includes 14,135 RSUs which vested on May 19, 2010, however, the restrictions on the RSUs do not lapse and the RSUs cannot be exchanged for shares of stock until May 19, 2012.

(6)	Includes 7,951 RSUs which vested on May 19, 2010, however, the restrictions on the RSUs do not lapse and the RSUs cannot be exchanged for shares of stock until May 19, 2012.

(7)	Includes 4,417 RSUs which vested on May 19, 2010, however, the restrictions on the RSUs do not lapse and the RSUs cannot be exchanged for shares of stock until May 19, 2012.

Equity Vesting Schedules

	No. of Stock Options Vesting on Each Date
	1/4/11	2/27/11	4/20/11	5/19/11	1/4/12	4/20/12	5/19/12	1/4/13	1/22/14

O’Brien	13,926	6,401	—	25,149	13,926	—	25,150	13,926	—
Cauthen	9,359	4,689	—	16,766	9,358	—	16,767	9,358	—
Dixon	—	—	2,777	—	—	2,778	—	—	90,000
Perez	4,457	938	—	9,431	4,456	—	9,431	4,456	—
Boyd	3,343	—	—	5,239	3,342	—	5,240	3,342	—

	No. of Stock Awards Vesting on Each Date(1)
	5/19/10
	(2)	1/4/11	2/27/11	3/14/11	5/19/11	1/4/12	4/17/12		4/30/12		5/19/12	1/4/13	1/22/13

O’Brien	21,202	11,802	5,504	—	21,202	11,801	513,909	(3)	—		21,202	11,801	—
Cauthen	14,135	7,931	4,031	—	14,134	7,930	171,234	(3)	—		14,135	7,931	—
Dixon	—	—	—	25,556	—	—	—		3,078	(4)	—	—	110,000	(5)
Perez	7,951	3,777	—	—	7,950	3,776	—		—		7,951	3,776	—
Boyd	4,417	2,833	—	—	4,417	2,832	—		—		4,417	2,832	—

(1)	All of the equity awards are of RSUs except as noted.

(2)	These RSUs vested on May 19, 2010, however, the restrictions on these shares do not lapse and the RSUs cannot be exchanged for Company stock until May 19, 2012.

(3)	RSUs were granted to Messrs. O’Brien and Cauthen in connection with the merger of the WIM business into Hanover in April, 2009. These RSUs are vested, however, the restrictions on these shares do not lapse and the RSUs cannot be exchanged for Company stock until April 20, 2012, unless deferred to a later date.

(4)	Shares of restricted stock.

(5)	These RSUs vest one third per year on January 22, 2011, 2012 and 2013, however, the restrictions on the RSUs do not lapse and the RSUs cannot be exchanged for shares of stock until January 22, 2013.

Option Exercises and Stock Vested

The following table summarizes certain information regarding stock options exercised and stock awards vested with respect to the Named Executive Officers during the year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

O’Brien	—	—	32,600	$447,660
Cauthen	27,053	$191,512	24,679	$341,664
Dixon	—	—	—	—
Perez	—	—	—	—
Boyd	—	—	—	—

See footnotes (4) — (7) to the table entitled “Outstanding Awards of Equity as of December 31, 2010” regarding RSUs that vested during 2010, however, the restrictions do not lapse and the RSUs cannot be exchanged for stock until a later date.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to the Chief Executive Officer and President or any other senior officer unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We may from time to time pay compensation to our senior officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plan.

Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes, the accounting rules pursuant to FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Employment and Severance Agreements, Change-in-Control Protections, and Post-Termination Pay.

Employment, Severance and Change-in-Control Arrangements

In order to attract and ensure stability in our executive management, we have entered into employment agreements with our Named Executive Officers, as well as other members of our management. For both competitive and fairness reasons, we believe it is important to protect senior management and other key employees in the event of a change-in-control. Providing employment protection should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may be in the best interests of stockholders, but may also result in adverse employment consequences to the NEOs. Each of our NEOs (with the exception of Mr. Dixon) had contracts which pre-dated the Merger. These contracts contained some provisions that are not considered as best practices in today’s environment and therefore, in 2010, the contracts were amended and restated to eliminate certain provisions, including, tax gross ups and the payment of a vehicle allowance as a component of severance. Mr. Dixon entered into an employment contract as of the time that he became a full time employee of the Company. Set forth below is a summary of each of the NEO’s employment agreement.

Mark J. O’Brien Employment Agreement. Mr. O’Brien’s agreement, initially entered into on December 23, 2008 (prior to the Merger), was amended and restated on March 12, 2010 (the “O’Brien Agreement”). The term of the O’Brien Agreement expires on April 17, 2012 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the O’Brien Agreement, Mr. O’Brien is entitled to an annual base salary of $500,000 (increased to $515,000 for 2011), subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. O’Brien is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. In addition, Mr. O’Brien is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. O’Brien is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses and a monthly auto allowance of $2,000. Mr. O’Brien is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $625,000.

Generally, Mr. O’Brien’s contract provides the following termination benefits:

•	In the event of Mr. O’Brien’s death, Retirement (with retirement eligibility arising upon reaching the age of 60 or having a combination of age and years of service with the Company exceeding 70) or Disability (generally defined as inability or failure to perform the employee’s duties for a period of 90 consecutive days or 120 days during any 12 month period due to any physical or mental illness or impairment; or a determination by a medical doctor that the employee is unable to perform his or her duties due to physical or mental illness or impairment), Mr. O’Brien will receive (i) his unpaid annual base salary through the date of termination, plus payment of any unpaid bonus amount for any year prior to the year of termination (collectively, the “Compensation Payments”), (ii) any accrued but unused vacation days (the “Vacation Payment”), and (iii) the Annual Bonus for the fiscal year in which the termination occurs, pro rated for the period of employment in the year up to the date of termination (the “Prorated Bonus”).

•	In the event Mr. O’Brien is subjected to involuntary termination other than for Cause (defined generally as the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony which is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties), or Disability, or he terminates his employment as a result of Constructive Termination (defined generally as a breach of the O’Brien Agreement by the Company, a material diminution of position, duties, responsibility or pay, or forced relocation of his primary job location more than 50 miles from Tampa, Florida), the Company will (i) pay the Compensation Payments, the Vacation Payment, and the Prorated Bonus, (ii) continue to pay his base salary and Annual Bonus, for a period of 18 months after termination; and (iii) continue his participation in benefits until the earlier of the 18-month anniversary of the termination date or Mr. O’Brien is eligible to receive comparable benefits from subsequent employment or government assistance. In order to receive the foregoing severance, Mr. O’Brien would be required to execute a general release of claims and he would, for a period of eighteen months following any termination of employment be bound by non-competition, non-solicitation and non-disparagement obligations.

•	Regarding unvested equity in the event of termination of employment, unvested equity will vest and become payable in the event that Mr. O’Brien’s employment is terminated due to his death, Disability, or in the event Mr. O’Brien terminates his employment due to an event of Constructive Termination. Unvested equity would also vest and become payable in the event of a Change in Control of the Company (defined as a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5)); however, Mr. O’Brien would not have a right to terminate his employment and receive severance solely as a result of a Change in Control. In the event of termination for reasons other than those described above, equity not yet vested as of the date of termination would be forfeited but vested equity would not.

Charles E. Cauthen Employment Agreement. Mr. Cauthen’s agreement, initially entered into on December 23, 2008 (prior to the Merger), was amended and restated on March 12, 2010 (the “Cauthen Agreement”). The term of the Cauthen Agreement expires on April 16, 2011 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Cauthen Agreement, Mr. Cauthen is entitled to an annual base salary of $400,000 (increased to 412,000 for 2011), subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. Cauthen is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. In addition, Mr. Cauthen is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. Cauthen is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,500. Mr. Cauthen is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $420,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Mr. Cauthen as for Mr. O’Brien; provided, however, that Mr. Cauthen’s unvested equity will also vest in the event of his Retirement and, provided further that in addition to the terms afforded Mr. O’Brien, Mr. Cauthen may choose to terminate his employment in the event that he is not chosen as a successor to Mr. O’Brien as CEO of the Company, in which case he would receive salary and bonus continuation for one year from the date of his termination. The foregoing one year severance is subject to (i) Mr. Cauthen continuing in his role for a period of one year following the appointment of a new CEO, (ii) his providing notice of his intention to terminate at least 60 days prior to the one year anniversary of the appointment of a new CEO, and (iii) his execution of a general release of claims against the Company.

Denmar Dixon Employment Agreement. Mr. Dixon’s agreement was entered into on January 22, 2010 (the “Dixon Agreement”). The term of the Dixon Agreement is one year from January 22, 2010 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Dixon Agreement, Mr. Dixon is entitled to an annual base salary of $398,000 (increased to 409,940 for 2011), subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. Dixon is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. Notwithstanding the foregoing, for 2010 Mr. Dixon’s annual bonus will consist, at a minimum, of 25,556 RSUs (the “2010 RSU Award”). To the extent the actual bonus, calculated as described above, is equal to or less than $398,000, Mr. Dixon’s 2010 bonus will consist solely of the 2010 RSU Award. To the extent the actual bonus exceeds $398,000, Mr. Dixon will receive the 2010 RSU Award plus cash equal to the difference between the actual bonus award and $398,000. The 2010 RSU Award will vest and be settled on the date that executive bonuses are paid to other Company executives in 2011; provided, however, that in the event no such bonuses are paid, the RSU’s will vest and be settled on March 14, 2011. Dividend equivalents will be paid to Mr. Dixon on the 2010 RSU Award until the settlement date. In addition, Mr. Dixon is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. Dixon is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,500. Mr. Dixon is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $400,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. In addition, Mr. Dixon received a sign-on bonus consisting of 110,000 RSUs and 90,000 stock options. The RSUs vest one third per year, however, the restrictions do not lapse and the RSUs cannot be exchanged for common stock in the Company until January 22, 2013. The stock options, which have an exercise price of $14.29 (equal to the average of the high and the low selling price on the date of the grant) do not vest until 2014. The terms of severance in the event of termination of employment are the same for Mr. Dixon as for Mr. O’Brien; provided, however, that Mr. Dixon’s unvested equity will vest in the event of his Retirement.

Kimberly A. Perez Employment Agreement. Ms. Perez’s agreement, initially entered into on December 23, 2008 (prior to the Merger), was amended and restated on March 15, 2010 (the “Perez Agreement”). The term of the Perez Agreement expires on April 16, 2011 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Perez Agreement, Ms. Perez is entitled to an annual base salary of $236,010 (increased to $250,000 for 2011), subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Ms. Perez is also entitled to an annual target bonus of 60% of her base salary with a maximum of 120% of her base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher than her target bonus. In addition, Ms. Perez is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Ms. Perez is entitled to four weeks of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,000. Ms. Perez is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $200,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Ms. Perez as for Mr. O’Brien except that the period of severance is for 12 months from the date of termination and that Ms. Perez’s unvested equity will vest in the event of Retirement.

Stuart D. Boyd Employment Agreement. Mr. Boyd’s agreement, initially entered into on March 3, 2009 (prior to the Merger), was amended and restated on April 28, 2010 (the “Boyd Agreement”). The term of the

Boyd Agreement runs until April 1, 2011 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Boyd Agreement, Mr. Boyd is entitled to an annual base salary of $275,000 (increased to $285,000 for 2011), subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. Boyd is also entitled to an annual target bonus of 50% of his base salary with a maximum of target of 100% of his base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher than his target bonus. In addition, Mr. Boyd is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. Boyd is entitled to four weeks of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,000. Mr. Boyd is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $150,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Mr. Boyd as for Mr. O’Brien except that the period of severance is for 12 months from the date of termination and that Mr. Boyd’s unvested equity will vest in the event of Retirement.

Potential Payments Upon Termination or Change-of-Control

At December 31, 2010 the Company had employment agreements, which include Change of Control provisions with each of its NEOs. In the event of a Change of Control of the Company, all unvested equity would vest, however, there would be no other severance triggered, other than what an NEO might be entitled to due to the occurrence of some other triggering event (e.g., as a result of termination by the Company without Cause or termination by the NEO as a result of Constructive Termination).

The following table sets forth the potential benefits that each NEO would be entitled to receive upon a Change in Control of the Company or upon termination of employment in the situations described. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs which would only be known at the time that they become eligible for payment. The amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the change of control occurred or the NEO’s employment had terminated on December 31, 2010.

The events pursuant to which the NEOs are entitled to potential payments are set forth in the second column of the following page and are as follows:

A — Termination by the Company without Cause or
B — Termination by the NEO for Constructive Termination
C — Termination as a result of Death, Disability or Retirement
D — Change-in-Control

Potential Payments Upon Change in Control or Termination

			Bonus	Future Bonus	Vesting of
			Earned as of	@	Unvested	Vesting of	Health and
		Cash	Event Date	Target	Long-Term	Special Equity	Welfare
NEO	Event	(1)	(2)	(3)	Awards	(4)	Continuation	Total

O’Brien	A&B	$750,000	$748,688	$750,000	—	$9,219,527	$15,934	$11,484,149
	C	—	$748,688	—	$2,337,794	$9,219,527	$15,934	$12,321,943
	D	—	—	—	$2,337,794	$9,219,527	—	$11,557,321
Cauthen	A&B	$600,000	$574,750	$600,000	—	$3,071,938	$15,933	$4,862,621
	C	—	$574,750	—	$1,522,772	$3,071,938	$15,933	$5,185,393
	D	—	—	—	$1,522,772	$3,071,938	—	$4,594,710
Dixon	A	$597,000	$571,196	$600,000	—	—	$21,320	$1,789,516
	B	$597,000	$571,196	$600,000	$2,872,644	—	$21,320	$4,662,160
	C	—	$571,196	—	$2,872,644	—	$21,320	$3,465,160
	D	—	—	—	$2,872,644	—	—	$2,872,644
Perez	A&B	$236,010	$212,665	$141,606	—	—	$20	$590,301
	C	—	$212,665	—	$766,804	—	$20	$979,489
	D	—	—	—	$766,804	—	—	$766,804
Boyd	A&B	$275,000	$194,344	$137,500	—	—	$8,424	$615,268
	C	—	—	—	$473,644	—	$8,424	$482,068
	D	—	—	—	$473,644	—	—	$473,644

(1)	Cash severance is in the form of salary continuation at the then current base salary for a period of 18 months for Messrs. O’Brien, Cauthen and Dixon and 12 months for Ms. Perez and Mr. Boyd. For purposes of this table it is assumed that the NEO has exhausted all vacation pay for the year. If not, the NEO would be paid for any accrued but unused vacation. Pursuant to Company policy, vacation may not be carried forward from year to year but must be used in the year earned.

(2)	All NEOs are entitled to a pro rata share of the current fiscal year bonus in the event of termination without Cause or for Constructive Termination. Amounts in this table assume a termination date of December 31, 2010 and represent the actual bonus paid for fiscal 2010 since this amount would not have been paid at that date.

(3)	All NEO’s are entitled to receive future bonuses for the periods described in footnote (1) at such time as such bonuses are paid, in amounts that are consistent with other NEOs (e.g., if other NEO’s receive 100% of target, the terminated employee would receive a bonus at 100% of target). The amounts in this column reflect 100% of target. If actual performance is below target the amounts would be adjusted downward. If minimum thresholds are not met then there would be no cash bonus. The maximum payment would be 200% of target.

(4)	The Special Equity represents a one time grant of RSUs to Messrs. O’Brien and Cauthen awarded in connection with the merger of the WIM business into Hanover in April, 2009. These RSUs are vested, however, the restrictions on these shares do not lapse and the RSUs cannot be exchanged for Company stock until April 20, 2012; provided, however, that if Mr. O’Brien or Mr. Cauthen were to be terminated prior to April 20, 2012 the restrictions would lapse and the RSUs exchanged for Stock in the Company on a one for one basis.

Indemnification Agreements.  We have entered into indemnification agreements with all our directors, the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and other executives of the Company.

Director Compensation

The following director compensation table sets forth the total cash and non-cash compensation paid to or accrued for each person who served as a director of the Company for 2010. No directors who are employees of the Company received any fees or payments for service on our Board of Directors. A description of the fees paid to our non-employee directors follows the tables.

Director Compensation Table

	Fees
	Earned	Non-Qualifying	Non-Qualifying
	or Paid	Stock Option	Stock Option	Total
	in Cash	Awards	Awards	Compensation
Director(1)	($)(2)	(# Options)(3)	Value ($)(4)	($)

Ellyn L. Brown	114,500	5,168	15,495	129,995
William J. Meurer	110,500 (5)	5,168	15,495	125,995
Shannon E. Smith	121,000 (5)	5,168	15,495	136,495
Michael T. Tokarz	104,500 (5)	5,168	15,495	119,995
Steven Berrard(6)	87,000	5,195	15,875	102,875
Denmar J. Dixon(7)	—	—	—	—

(1)	Does not include directors who are also employees of the Company. Employee directors do not receive compensation for their service on the board of directors.

(2)	Includes an $80,000 retainer plus meeting fees of $1,500 per meeting for attendance at each Board and Committee meeting; plus any applicable Chairmanship fees as described in footnote (5).

(3)	The Company’s 2009 Long Term Incentive Award Plan provides for automatic grants of $20,000 of economic value in stock options at the time of (a) the 2010 Annual Stockholders Meeting (Brown, Meurer, Smith and Tokarz), and (b) at the time of appointment to the Board of Directors (Berrard).

(4)	Dollar values represent the total grant-date fair value for the option awards.

(5)	Includes the following fees for serving as Committee Chairman: Meurer $12,500 (Audit); Smith $5,000 (Compensation); Tokarz $5,000 (Governance).

(6)	Mr. Berrard joined the Board effective March 3, 2010.

(7)	Mr. Dixon began 2010 as an independent member of the Board however he entered into a contract of employment with the Company effective January 22, 2010, and thereafter was no longer entitled to compensation for service on our Board of Directors. No director fees were paid to Mr. Dixon in 2010 prior to his becoming an employee.

Our Company’s total compensation package for non-employee directors is designed to compensate each non-employee director approximately $148,000 per year (the actual amount depends on the number of meetings of the Board and its committees and the number of committees on which each member sits) in a package consisting of cash and equity of the Company. During 2010, the compensation package for the non-employee directors consisted of (a) a base annual retainer of $80,000, $50,000 of which was paid in quarterly installments with the remaining $30,000 paid in a lump sum, and (b) an automatic grant of $20,000 of value of stock options awarded under the 2009 Long Term Incentive Plan (“2009 LTIP”) (5,168 options at a price of $18.36 vesting in three equal installments over three years with an expiration date of April 30, 2020); with the exception of Mr. Berrard, who received an automatic grant under the 2009 LTIP of $20,000 of value of stock options (5,195 options at a price of $14.79 vesting in three equal installments over three years with an expiration date of March 3, 2020) at the time of his appointment to the Board. If the 2011 Omnibus Incentive Plan is approved, there would be no automatic grant of options but rather, grants would be made at the discretion of the Board. In addition, the Chairman of the Audit Committee receives a Chairman’s fee of $12,500 (the fee was initially $10,000 per year but was increased by the Board to $15,000 per year mid-way through the year) and the Chairmen of the Compensation and Governance Committees receive Chairman’s fees of $5,000 each. All non-employee directors receive meeting fees of $1,500 per meeting for each Board and committee meeting attended. All directors also receive reimbursement of travel expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board.

Equity Compensation Plan Information

The 1999 EIP expired in May 2009 and thus, the 2009 LTIP, which was approved by the Company’s stockholders, is the only equity compensation plan currently maintained by the Company. If the 2011 Omnibus Incentive Plan is approved by the stockholders at the 2011 Annual Meeting, it will govern equity compensation in the future. The following table sets forth the number of shares of our common stock subject to outstanding stock options and RSUs from both plans, the weighted average exercise price of outstanding stock options and RSUs, and the number of shares remaining available for future grants as of December 31, 2010. Our 2009 LTIP provides for a proportionate adjustment to the number of shares reserved for issuance in the event of any stock dividend, stock split, combination, recapitalization, or similar event.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options,	Securities Reflected
	Warrants and Rights	Warrants, and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans Approved by security holders	1,648,429 (1)	$14.84	1,443,475 (2)
Equity compensation plans not approved by security holders	0		0
Total	1,648,429	$14.84	1,443,475

(1)	Represents 1,459,710 shares issuable pursuant to outstanding options and RSUs under the 2009 LTIP and 188,719 shares issuable pursuant to outstanding options and RSUs under the 1999 EIP.

(2)	Represents the shares of common stock which may be issued pursuant to future awards under the 2009 LTIP. Inasmuch as the 1999 EIP expired in May, 2009 no future shares will be issued under this plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as described herein, none of the directors or officers of the Company, and no shareholder holding over 5% of the Company’s common stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company other than such as arises by virtue of such position or ownership interest in the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of March 31, 2011 by: (a) each person known by us to beneficially own 5% or more of our shares of Common Stock, (b) each of our directors and each of our NEOs, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common stock owned by them.

	Current Beneficial Ownership
	Number	Percent
Name of Beneficial Owner	of Shares(1)	of Class(2)

Directors and Named Executive Officers
Steven Berrard(3)	22,732	*
Ellyn L. Brown(4)	7,856	*
Denmar J. Dixon(5)	80,154	*
William J. Meurer(4)	14,838	*
Mark J. O’Brien(6)	164,438	*
Shannon Smith(7)	25,190	*
Michael T. Tokarz(7)	164,356	*
Charles E. Cauthen(8)	122,189	*
Kimberly A. Perez(9)	34,569	*
Stuart D. Boyd(10)	19,022	*
All directors and executive officers as a group (17 persons)(11)	428,526	2.6%
Other Beneficial Holders
Keeley Asset Management Corp.(12)		6.9%
401 South LaSalle Street Chicago, Illinois 60605
Harris Associates L.P.(13)		4.8%
Two North LaSalle Street, Suite 500 Chicago, Illinois 60602
BlackRock, Inc.(14)		8.7%
40 East 52nd Street New York, NY 10022

*	Less than 1%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)	In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group.

(3)	Includes 1,732 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(4)	Includes 4,500 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(5)	Includes 5,555 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(6)	Includes 136,029 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(7)	Includes 9,278 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(8)	Includes 46,960 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(9)	Includes 27,607 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(10)	Includes 13,802 shares of our common stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(11)	Includes 258,342 shares of our common stock issuable with respect to currently exercisable options.

(12)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Keeley Asset Management Corp., or Keeley, on February 8, 2011 (the “Keeley 13G”). According to the Keeley 13G, Keeley beneficially owns an aggregate of 1,781,532 shares of our common stock, has the sole power to vote or direct the voting of 1,746,640 shares of our common stock, the shared power to vote or direct the voting of none of our shares of common stock, the sole power to dispose or to direct the disposition of 1,781,532 shares of our common stock and the shared power to dispose or to direct the disposition of none of our shares of common stock. According to the Keeley 13G, John J. Keeley, Jr. beneficially owns an aggregate of 96,010 but has no shares to have the sole power to vote or to direct the vote or dispose or direct disposition of the shares

(13)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with SEC by Harris Associates L.P. and Harris Associates Inc. on February 8, 2011, (the “Harris 13G”). According to the Harris 13G, Harris beneficially owns an aggregate of 1,196,713 shares of our common stock, has sole voting power to vote or to direct the voting of 1,196,713 shares of our common stock, shared power to vote or direct the voting of none of our shares of common stock, sole power to dispose or to direct the disposition of 1,196,713 shares of our common stock and shared power to dispose or to direct the disposition of none of the shares of our common stock

(14)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by BlackRock, Inc., or BlackRock, on February 9, 2011 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock beneficially owns an aggregate of 1,719,809 shares of our common stock, has sole voting power to vote or to direct the voting of 1,719,809 shares of our common stock, shared power to vote or direct the voting of none of our shares of common stock, sole power to dispose or to direct the disposition of 1,719,809 shares of our common stock and shared power to dispose or to direct the disposition of none of the shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of our shares of outstanding common stock to file reports of ownership with the SEC indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended December 31, 2010. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of our shares of common stock. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons.

Audit Committee Report

The audited financial statements of the Company as of and for the three year period ended on December 31, 2010, are included in the 2011 Annual Report on Form 10-K. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the systems of internal accounting controls. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls. Ernst & Young, an independent registered certified public accounting firm engaged by the Company, is responsible for auditing the Company’s annual financial statements and expressing its opinion thereon in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee met six times during 2010. In performing its oversight function, the Audit Committee has reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has reviewed with Ernst & Young, its judgments as to the quality and acceptability of the Company’s accounting principles. Management and Ernst & Young have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young, matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered certified public accounting firm required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed with that firm the written report and its independence from the Company. The Audit Committee confirmed that Ernst & Young has not provided any non-audit services to the Company during the 2010 fiscal year.

In addition, the Audit Committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee conferred with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2010, with management, its internal auditors, and Ernst & Young. Based on the reviews and the discussions referred to above, in reliance on management and Ernst & Young, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC. The Audit Committee also has approved, and is recommending stockholder approval and ratification of, the appointment of Ernst & Young to audit the Company’s financial statements for its 2011 fiscal year.

This report is respectfully submitted by:
AUDIT COMMITTEE:

William Meurer, Chairman
Steven Berrard,
Ellyn Brown, and
Shannon Smith

SHAREHOLDER PROPOSALS

The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal. Stockholder proposals must conform to the Company’s by-laws and the requirements of the SEC.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2012 proxy statement. Any stockholder intending to present a proposal for inclusion in the Company’s proxy materials at the 2012 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary, 3000 Bayport Drive, Suite 1100, Tampa, Florida

33607, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 11, 2011, for possible inclusion in the Proxy Statement. If the date of the 2012 Annual Meeting changes by more than 30 days from May 10, 2012, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2012 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with Securities and Exchange Commission rules governing the solicitation of proxies.

In addition, under the Company’s bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at the 2012 Annual Meeting may be made by eligible stockholders. Such nominations and proposals shall be accompanied by, among other things more specifically set forth in the Company’s by-laws, a statement of the reasons for conducting such business at the annual meeting, the name and record address of the stockholder submitting the proposal, a representation that such stockholder is a holder of record of shares of our common stock entitled to vote at the meeting, a statement of the class and number of shares of the Company beneficially owned by the stockholder and any short interest in any of the Company’s securities, and a description of any material interest such stockholder may have with respect to such proposal. Proposals must be received by the Corporate Secretary at the above address no earlier than November 11, 2011 and no later than 5:00 p.m. (Eastern) on December 11, 2011 for inclusion in next year’s proxy statement and proxy card. The notice of nomination or proposal must detail the information specified in the Company’s by-laws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our by-laws. The by-laws are posted on our website at www.walterinvestment.com. To make a submission or to request a copy of our by-laws, stockholders should contact our Corporate Secretary at 3000 Bayport Drive, Tampa, Florida, 33607.

On August 25, 2010, the SEC adopted new rules relating to the ability of certain stockholders to nominate directors for election, often referred to as proxy access. These rules may provide stockholders with additional procedures for nominating directors commencing with our 2012 Annual Meeting.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling, and mailing this proxy statement, the form of proxy, and the 2010 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

ANNUAL REPORT

The Company’s 2010 Annual Report for the fiscal year ended December 31, 2010, which includes financial statements, was mailed to stockholders together with the Notice of the Annual Meeting of Stockholders and this Proxy Statement.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Stuart D. Boyd, Secretary, Walter Investment Management Corp., at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

By Order of the Board of Directors

STUART D. BOYD
Secretary

Tampa, Florida
April 7, 2011

Walter Investment Management Corp.

2011 Omnibus Incentive Plan

Effective          , 2011

Walter Investment Management Corp.
2011 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1 Establishment.  Walter Investment Management Corp., a Maryland corporation, establishes an incentive compensation plan to be known as Walter Investment Management Corp. 2011 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2 Purpose of this Plan.  The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

1.3 Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a) willful misconduct of the Participant;

(b) willful failure to perform the Participant’s duties;

(c) the conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to such crime by the Participant; or

(d) the commission of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary.

2.8 A “Change in Control” means the occurrence of one or more of the following events:

(a) The acquisition by any Person of Beneficial Ownership of more than 40% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.8(a) the following acquisitions shall not constitute a Change in Control:

(i) any acquisition by the Company,

(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii) any entity controlled by the Company, or

(iv) any acquisition by any entity pursuant to a transaction that complies with Sections 2.8(c)(i), (ii) and (iii).

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 2.8(d) a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Commission” means the Securities and Exchange Commission.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed.

2.12 “Company” means Walter Investment Management Corp., and any successor thereto as provided in Section 23.21.

2.13 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” as that term is defined under Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

2.16 “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed

90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20 “Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

2.21 “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

2.22 “Full Value Award” means, individually or collectively, a grant under this Plan of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units settled in Shares, or Other Stock-Based Awards, in each case subject to the terms of this plan.

2.23 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.24 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.25 “Incentive Stock Option” or “ISO” means an Award granted pursuant Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.26 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27 “Nonemployee Director” means a Director who is not an Employee.

2.28 “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.29 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.32 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.33 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.34 “Performance Measures” means measures, as described in Article 14, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.35 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.36 “Performance Share” means an Award granted pursuant to Article 10.

2.37 “Performance Unit” means an Award granted pursuant to Article 11.

2.38 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.39 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.40 “Plan” means Walter Investment Management Corp. 2011 Omnibus Incentive Plan, as the same may be amended from time to time.

2.41 “Prior Plan” means the 2009 Long-Term Incentive Award Plan of Walter Investment Management Corp.

2.42 “Restricted Stock” means an Award granted pursuant to Article 8.

2.43 “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.44 “Share” means a share of common stock of the Company.

2.45 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.46 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise.

2.47 “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.

2.48 “Termination of Directorship” means the time when a Non-Employee Director ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.

2.49 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3. Administration

3.1 General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2 Authority of the Committee.  Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To accelerate the vesting of any outstanding Award or to waive any restrictions applicable to any outstanding Award;

(d) To approve forms of Award Agreements for use under the Plan;

(e) To determine Fair Market Value of a Share in accordance with Section 2.21 of the Plan;

(f) To amend the Plan or any Award Agreement as provided in the Plan;

(g) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(h) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(i) To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(j) To determine whether Awards will provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 21.1 of the Plan;

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(n) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards.  Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall be equal to the sum of (i) 3,550,000 Shares and (ii) any Shares available for future Awards under the Prior Plan as of the Effective Date. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Notwithstanding the foregoing, the number of Shares available under the Plan that may be granted as Full Value Awards shall not exceed twenty-five percent (25%) of the total number of Shares authorized and available for Awards under this Section 4.1.

4.2 Share Usage.  The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) Any Shares related to an Award granted under this Plan or Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b) Any Shares tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan or Prior Plan, shall not be available again for grant under this Plan.

(c) Any Shares that were subject to an SAR granted under this Plan or Prior Plan that were not issued upon the exercise of such SAR shall not be available again for grant under this Plan.

4.3 Annual Award Limits.  Subject to Section 4.4, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 2,000,000 Shares and the maximum number of Shares that may be paid to any Participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 2,000,000 Shares determined as of the date of payout. The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $5,000,000, determined as of the date of payout.

4.4 Adjustments in Authorized Shares.  Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of

Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such Corporate Transactions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards.  Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.

5.2 Participation in the Plan.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options.  Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Option Price.  The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3 Term of Option.  The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant.

6.4 Exercise of Option.  An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Option Price.  An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent;

(b) By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c) By a cashless (broker-assisted) exercise;

(d) By any combination of (a), (b) and (c); or

(e) Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6 Special Rules Regarding ISOs.  Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) Special ISO definitions:

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible employees.  An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c) Specified as an ISO.  An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option price.  The Option Price of an ISO granted shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e) Right to exercise.  Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise period.  The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g) Termination of employment.  In the event a Participant terminates employment due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.

(h) Dollar limitation.  To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i) Duration of plan.  No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j) Notification of disqualifying disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k) Transferability.  No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.  SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price.  The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3 Term of SAR.  The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant.

7.4 Exercise of SAR.  An SAR shall be exercisable at such times (“SAR Exercise Period”) and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise.  An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs.  Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock.  Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions.  Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; or

(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3 Issuance of Shares.  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.4 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Walter Management Investment Corp. 2011 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Walter Management Investment Corp.

8.5 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions.  Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3 Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4 Settlement and Payment Restricted Stock Units.  Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

Article 10. Performance Shares

10.1 Grant of Performance Shares.  Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2 Value of Performance Shares.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares.  After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4 Form and Timing of Payment of Performance Shares.  The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11. Performance Units

11.1 Grant of Performance Units.  Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units.  Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units.  After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4 Form and Timing of Payment of Performance Units.  The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards.  Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Transferability of Awards and Shares

13.1 Transferability of Awards.  Except as provided in Section 13.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

13.2 Committee Action.  Except as provided in Section 6.6(k), the Committee may, in its discretion, determine that notwithstanding Section 13.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

13.3 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 14. Performance-Based Compensation and Compliance with Code Section 162(m)

14.1 Compliance with Section 162(m).  The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR grant qualify for exemption from the limitation on deductibility imposed by

Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

14.2 Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Allowance for loan losses and provision for loan losses

(b) Book value;

(c) Cash flow (including, but not limited to, cash flow from financing activities, cash flow from investing activities and cash flow from operating activities);

(d) Earnings (either in aggregate or on a per-share basis);

(e) Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f) Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(g) Expenses/costs;

(h) Gross or operating margins;

(i) Gross or net revenues;

(j) Interest income;

(k) Market share;

(l) Net interest income;

(m) Net income;

(n) Non-interest income (including premium income);

(o) Operating income/profit;

(p) Operational performance measures;

(q) Pre-tax Income;

(r) Profitability ratios;

(s) Return measures (including return on assets, equity, investment, invested capital, share price);

(t) Share price;

(u) Strategic business objectives (including objective project milestones);

(v) Transactions relating to acquisitions or divestitures; or

(w) Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) relate to the performance of one or more portfolio types, (iii) be compared to the performance of a group of comparator companies, or published or special index, (iv) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period, such as cumulative change or average change, or percentage change over the specified period such as cumulative percentage change, average percentage change and compounded percentage change, (v) relate to or be compared to one or more other Performance Measures, or (vi) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.

14.3 Evaluation of Performance.  The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported financial results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.4 Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

14.5 Committee Discretion.  In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.2.

Article 15. Termination of Employment; Termination of Directorship and Termination as a Third-Party Service Provider

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a) The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Employment, Termination of Directorship and Termination as a Third-Party Service Provider, as applicable.

(b) With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Employment, Termination of Directorship and Termination as a Third-Party Service Provider, as applicable.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a Termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third-Party Service Provider.

Article 16. Nonemployee Director Awards

16.1 Awards to Nonemployee Directors.  The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

16.2 Awards in Lieu of Fees.  The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 17. Effect of a Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement:

(a) Outstanding Options and SARs.  Upon a Change in Control, a Participant’s then-outstanding Options and SARs shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement.

(b) Awards, other than Options and SARs, Subject to a Service Condition.  Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement as soon as practicable following such Change in Control.

(c) Awards, other than Options and SARs, Subject to a Performance Condition.  Unless otherwise specified in a Participant’s applicable Award Agreement, upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are subject to one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement as soon as practicable following such Change in Control; notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

Article 18. Dividend Equivalents

The Committee may grant dividend equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant with such dividend equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Such dividend equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 19. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20. Rights of Participants

20.1 Employment.  Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3 Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21. Amendment and Termination

21.1 Amendment and Termination of the Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b) Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i) reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii) cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3 Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 23.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4 Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.

Article 22. Tax Withholding

22.1 Minimum Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

22.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 23. General Provisions

23.1 Forfeiture Events.

(a) In addition to the forfeiture events specified in Section 23.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award.

(b) A Participant’s Termination of Employment for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:

(i) Any outstanding and nonvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment; and

(ii) Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Shares or Performance Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment.

23.2 Legend.  The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

23.3 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

23.4 Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.5 Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.6 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

23.7 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.8 Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

23.9 Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 23.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

23.10 Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.11 Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.12 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.13 Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

23.14 Deferred Compensation.  Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder.

(a) Awards that are not intended to constitute deferred compensation.  With respect to an Award that is not intended to constitute deferred compensation within the meaning of Code Section 409A, (i) to the extent necessary and permitted under Code Section 409A, the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Code Section 409A of the Code (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation within the meaning of Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(b) Awards that constitute deferred compensation.  With respect to an Award that constitutes deferred compensation within the meaning of Code Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Code Section 409A and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to no longer comply with the requirements applicable to deferred compensation under Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(c) Treatment of specified employees.  If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

23.15 Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.16 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

23.17 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Maryland excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Maryland to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

23.18 Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

23.19 No Representations or Warranties Regarding Tax Effect.  Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.20 Indemnification.  Subject to requirements of Maryland law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.21 Successors.  All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

Location for the 2011 Annual Meeting of Stockholders

Walter Investment Management Corp.

Tuesday, May 10, 2011 at 10:00 a.m. local time

Grand Hyatt Tampa Bay
2900 Bayport Drive, Tampa, Florida 33607
Telephone (813) 874-1234

From Tampa International Airport:

•	Follow signs to airport exit

•	Follow signs to Hwy 60 West/Clearwater

•	Exit to the right off of Hwy 60 onto Bayport Drive

•	Follow signs to the Hyatt

From the Clearwater/Northern Pinellas County area traveling eastbound:

•	Follow Hwy 60 East across the Courtney Campbell Causeway

•	After passing Rocky Point, exit to the right onto Bayport Drive

•	Follow signs to the Hyatt

From the St. Petersburg/Southern Pinellas County area traveling northeast:

•	Follow I-275 North across the Howard Frankland Bridge

•	Take Exit 39B towards Hwy 60/Tampa International Airport

•	Follow all signs to Hwy 60 West/Clearwater

•	Immediately after merging onto Hwy 60 West, exit to the right onto Bayport Drive

•	Follow signs to the Hyatt

From Northern and Eastern Florida:

•	Follow I-275 south (Northern Florida) or I-4 West until it runs into I-275 South (Eastern Florida)

•	Take Exit 39A towards Clearwater/Hwy 60 West

•	Continue to follow signs to Clearwater/Hwy 60 West

•	Immediately after merging onto Hwy 60 look for signs for Bayport Drive/Hyatt on the right

•	Follow signs to the Hyatt

From Northern Florida via the Veterans Expressway:

•	Take SR-589 (Toll) south past Memorial Hwy

•	Stay to the right and follow signs to Hwy 60 West/Clearwater

•	Immediately after merging onto Hwy 60 look for signs for Bayport Drive/Hyatt on the right

•	Follow signs to the Hyatt

Please note that attendance at the meeting will be limited to stockholders of Walter Investment Management Corp. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Walter Investment Management Corp. stock to gain admission to the meeting.

WALTER INVESTMENT MANAGEMENT CORP.
Annual Meeting of Stockholders, May 10, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned holder of shares of common stock, $0.01 par value per share, of Walter Investment Management Corp., a Maryland corporation (the “Company”), does hereby appoint Mark O’Brien and Stuart D. Boyd, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of common stock of the Company that the undersigned held of record at the close of business on March 30, 2011, at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt Tampa Bay, Tampa, Florida, on May 10, 2011, at 10:00 a.m. local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:
1.	ELECTION OF DIRECTORS

Class II Nominees: William Meurer and Michael Tokarz

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE
(Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
3.	ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
☐ Every year                     ☐ Every 2 years                     ☐ Every 3 years                     ☐ ABSTAIN
4.	APPROVAL OF THE WALTER INVESTMENT MANAGEMENT CORP. 2011 OMNIBUS INCENTIVE PLAN
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
5.	APPROVAL AND RATIFICATION OF REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s registered certified public accounting firm for the 2011 fiscal year.
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
6.	In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which are to be presented for action at the Annual Meeting).
        The above proposals are described in greater detail in the accompanying Proxy Statement dated March __, 2011, which is incorporated herein by reference.
(Please Sign and Date on Reverse Side)

(Continued from Other Side)
PLEASE SIGN AND RETURN PROMPTLY.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL AND RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011.
PLEASE ENTER THE NUMBER OF SHARES OF COMMON STOCK OF WALTER INVESTMENT MANAGEMENT CORP.
YOU OWN: __________________________________________________
(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)
☐   I plan to attend the Annual Meeting.
☐   I do not plan to attend the Annual Meeting.
Date: ____________________________________________________________, 2011
Signature(s):

Title or Authority (if applicable)
Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.